                                                                  EXHIBIT 99.2

                             CONTRIBUTION AGREEMENT

                                 by and between


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                            a New Jersey corporation


                                      and


                     BOSTON PROPERTIES LIMITED PARTNERSHIP,
                         a Delaware limited partnership



                               Date:  May 7, 1998
                                     -------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1 - CONTRIBUTION OF PROPERTY.....................................    11
     1.1    Property.....................................................    11
            1.1.1  Land..................................................    11
            1.1.2  Improvements..........................................    11
            1.1.3  Equipment.............................................    11
            1.1.4  Supplies..............................................    12
            1.1.5  Permit Rights.........................................    12
            1.1.6  Records...............................................    12
            1.1.7  Contract Rights.......................................    12
            1.1.8  Intangible Property and Signage Rights................    12
     1.2    Other Property...............................................    13
     1.3    Reservation of Development Rights............................    13

ARTICLE 2 - CONTRIBUTION CONSIDERATION...................................    13
     2.1    Contribution Consideration...................................    13
            2.1.1  Structure of Financing of Transaction.................    13
            2.1.2  Election to Reduce Units and Increase Distribution....    14
     2.2    Calculation of Units.........................................    14
     2.3    Letter of Credit.............................................    14
     2.4    Allocation of Contribution Price.............................    15
     2.5    Admission to the Partnership.................................    15
     2.6    Proration of Initial Distribution............................    15

ARTICLE 3 - TITLE MATTERS................................................    15
     3.1    Title to Real Property.......................................    16
     3.2    Title Defects................................................    17
            3.2.1  Certain Exceptions to Title...........................    17
            3.2.2  Discharge of Title Objections.........................    18
            3.2.3  Final Title Commitment................................    18

ARTICLE 4 - REIT OP'S DUE DILIGENCE/CONDITION OF THE PROPERTY............    19
     4.1    REIT OP's Inspection of the Property.........................    19

ARTICLE 5 - ADJUSTMENTS AND PRORATIONS...................................    19
     5.1    Lease Rentals and Expenses...................................    19
            5.1.1  Rents.................................................    19
            5.1.2  New Lease Expenses....................................    20
     5.2    Real Estate and Personal Property Taxes......................    20
     5.3    Other Property Operating Expenses............................    20


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     5.4    Closing Costs................................................    21
     5.5    Cash Security Deposits.......................................    21
     5.6    Apportionment Credit.........................................    21
     5.7    Closing Statement............................................    21
     5.8    Delayed Adjustment; Disputes.................................    22
     5.9    Extension of Closing Date and Contribution Price
            Adjustment...................................................    23

ARTICLE 6 - CLOSING......................................................    23
     6.1    Closing Date.................................................    23
     6.2    Title Transfer and Payment of Contribution Price.............    24
     6.3    Prudential's Closing Deliveries..............................    24
            6.3.1  Deed..................................................    24
            6.3.2  Bill of Sale..........................................    24
            6.3.3  Assignment of Tenant Leases...........................    24
            6.3.5  Estoppel Letters......................................    25
            6.3.6  Notice to Tenants.....................................    26
            6.3.7  Non-Foreign Status Affidavit..........................    27
            6.3.8  Evidence of Authority.................................    27
            6.3.9  Prudential's Certificate..............................    27
            6.3.10 Property Documents....................................    27
            6.3.11 Letters of Credit as Tenant Security Deposits.........    27
            6.3.12 Keys and Original Documents...........................    27
            6.3.13 Amendment to Partnership Agreement....................    27
            6.3.14 Registration Rights Agreement.........................    27
            6.3.15 Other Documents.......................................    27
            6.3.16 Appurtenant Easement Estoppels........................    28
            6.3.17 Contract Terminations.................................    28
            6.3.18 Naming Rights Agreement...............................    28
            6.3.19 Development Rights Joint Venture Agreement............    28
            6.3.20 BRA Notification......................................    28
            6.3.21 Work In Progress......................................    28
            6.3.23 Letter of Credit......................................    28
            6.3.24 Cash Purchase and Sale Agreement Closing..............    28
            6.3.25 Convention Center.....................................    28
     6.4    REIT OP Closing Deliveries...................................    29
            6.4.1  Partnership Amendment.................................    29
            6.4.2  Registration Rights Agreement.........................    29
            6.4.3  Initial Distribution and Cash Purchase and Sale
                   Agreement Closing.....................................    29


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
            6.4.4  Assignment of Equipment Leases, Commission Agreements,
                   Service Contracts, Permit Rights, Warranties,
                   Guaranties and Intangible Property....................    29
            6.4.5  REIT OP's Certificates................................    29
            6.4.6  Assignment of Leases..................................    29
            6.4.7  Evidence of Authority.................................    29
            6.4.8  Other Documents.......................................    29
            6.4.9  Naming Rights Agreement...............................    30
            6.4.10 Development Rights Joint Venture Agreement............    30
            6.4.12 Cash Purchase and Sale Agreement......................    30
     6.5    Delivery of Deed.............................................    30

ARTICLE 7 - CONDITIONS TO CLOSING........................................    30
     7.1    Conditions Precedent to Obligations of Prudential............
            7.1.1  Intentionally Omitted.................................    30
            7.1.2  Representations True; Performance of Covenants........    30
            7.1.3  REIT OP's Deliveries Complete.........................    30
            7.1.4  Opinion of REIT OP's Counsel..........................    30
            7.1.5  Cash Purchase and Sale Agreement Conditions...........    31
            7.1.6  REIT OP Closing Certificate...........................    31
            7.1.7  General Partner's Officers' Certificate/Incumbency....    31
            7.1.8  Transaction Not Prohibited............................    31
            7.1.9  Other Approvals.......................................    31
     7.2    Conditions Precedent to Obligations of REIT OP...............    32
            7.2.1  Representations True; Performance of Covenants........    32
            7.2.2  Prudential Closing Certificate........................    32
            7.2.3  Title Conditions Satisfied............................    32
            7.2.4  Prudential's Deliveries Complete......................    32
            7.2.5  Transaction Not Prohibited............................    32
            7.2.6  Prudential Authorization..............................    33
            7.2.7  Site Survey Approval..................................    33
            7.2.8  Building Code Variances...............................    33
            7.2.9  Cash Purchase and Sale Agreement Conditions...........    33
     7.3    Waiver of Failure of Conditions Precedent....................    33
     7.4    Closing Date Extension.......................................    33

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES...............................    34
     8.1    REIT OP's Representations....................................    34
            8.1.1  Organization, Good Standing and Authority.............    34

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                                                                            ----
            8.1.2  REIT OP's Authorization and Binding Effect............    34
            8.1.3  Capitalization........................................    34
            8.1.4  Conflicting Agreements and Other Matters..............    35
            8.1.5  Litigation, Proceeding, etc...........................    36
            8.1.6  No Default or Violation...............................    36
            8.1.7  Governmental Consents, etc............................    36
            8.1.8  Private Offering......................................    37
            8.1.9  Insurance.............................................    37
            8.1.10 Information Provided..................................    37
            8.1.11 No Other Liabilities..................................    37
            8.1.12 Status of Partnership Agreement, Taxes and REIT Status    38
            8.1.13 Compliance with Laws..................................    38
            8.1.14 SEC Documents.........................................    38
            8.1.15 Material Contracts....................................    39
            8.1.16 No Merger Agreements..................................    39
            8.1.17 Certain Actions by REIT OP............................    39
     8.2    Prudential's Representations.................................    40
            8.2.1  Prudential's Authorization............................    40
            8.2.2  Investment Intent.....................................    40
            8.2.3  Prudential Status.....................................    40
            8.2.4  Access to Information.................................    41
            8.2.5  Reliance..............................................    41
            8.2.6  Other Agreements......................................    41
            8.2.7  Other Prudential Representations......................    41
     8.3    General Provisions...........................................    43
            8.3.2  No Representation As to Leases........................    43
            8.3.3  Definition of "Prudential's Knowledge"................    43
            8.3.4  Representations Deemed Modified.......................    43
            8.3.5  Notice of Breach; Right to Cure.......................    43
            8.3.6  Survival..............................................    44
            8.3.7  Limitation on Prudential's Liability..................    44

ARTICLE 9 - COVENANTS....................................................    45
     9.1    REIT OP's Covenants..........................................    45
            9.1.1  Confidentiality.......................................    45
            9.1.2  Approvals not a Condition to REIT OP's Performance....    45
            9.1.3  REIT OP's Indemnity; Delivery of Reports..............    45
            9.1.4  Limit on Government Contacts..........................    46
            9.1.5  Limited Negative Covenants of REIT OP.................    46

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                                                                            ----
            9.1.6  Tax Reporting.........................................    47
            9.1.7  Survival..............................................    47
     9.2    Prudential's Covenants.......................................    47
            9.2.1  Intentionally Omitted.................................    47
            9.2.2  Maintenance of Property...............................    47
            9.2.3  Access to Property....................................    47
            9.2.4  REIT OP Audit Rights..................................    47
            9.2.5  Suspension of Marketing...............................    48
            9.2.6  Estoppels.............................................    48
            9.2.7  Nondisturbance Agreements.............................    48
     9.3    Mutual Covenants.............................................    48
            9.3.1  Publicity.............................................    48
            9.3.2  Broker................................................    48
            9.3.3  Access to Records.....................................    49
            9.3.5  Further Assurances....................................    50
            9.3.6  Survival..............................................    50

ARTICLE 10 - FAILURE OF PERFORMANCE......................................    50
     10.1   REIT OP's Obligations........................................    50
     10.2   Prudential's Obligations.....................................    50

ARTICLE 11 - CONDEMNATION/CASUALTY.......................................    51
     11.1   Condemnation.................................................    51
            11.1.1 Right to Terminate....................................    51
            11.1.2 Assignment of Proceeds................................    51
     11.2   Destruction or Damage........................................    51
     11.3   Insurance....................................................    53
     11.4   Effect of Termination........................................    53
     11.5   Waiver.......................................................    53

ARTICLE 12 - ACTIONS PRIOR TO THE CLOSING AND POST-CLOSING COVENANTS.....    53
     12.1   Continuation of Management Agreement.........................    53
     12.2   Intentionally Omitted........................................    53
     12.3   Exercise of Permit Rights....................................    53
     12.4   Operations...................................................    54
     12.5   Work in Progress.............................................    54

ARTICLE 13 - LEASING MATTERS.............................................    55


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     13.1   New Leases...................................................    55
     13.2   Other Lease Activity.........................................    56
     13.3   Lease Enforcement............................................    56
     13.4   Lease Termination Prior to Closing...........................    56
     13.5   Lease Expenses...............................................    56
     13.6   Movenpick Lease..............................................    56
     13.7   MCI Lease Amendment..........................................    57

ARTICLE 14 - MISCELLANEOUS...............................................    58
     14.1    Assignment..................................................    58
             14.1.1  REIT OP's Assignment................................    58
             14.1.2  Prudential's Assignment.............................    58
     14.2    Designation Agreement.......................................    58
     14.3    Survival/Merger.............................................    59
     14.4    Integration; Waiver.........................................    59
     14.5    Governing Law...............................................    59
     14.6    Captions Not Binding; Schedules and Exhibits................    59
     14.7    Binding Effect..............................................    60
     14.8    Severability................................................    60
     14.9    Notices.....................................................    60
     14.10   Counterparts................................................    62
     14.11   No Recordation..............................................    62
     14.12   Additional Agreements; Further Assurances...................    62
     14.13   Construction................................................    62
     14.14   ERISA.......................................................    62
     14.15   WAIVER OF TRIAL BY JURY.....................................    63


                                    EXHIBITS
                                    --------
          Exhibit A-1    Site Survey
          Exhibit A-2    Legal Description
          Exhibit A-3    Legal Description of Unregistered Land
          Exhibit A-4    List of Owned Equipment
          Exhibit B      Declaration of Cross Easements
          Exhibit C      Certain Certificates of Occupancy, Licenses, Permits
                         and Personal Property
          Exhibit D      Form of Partnership Amendment
          Exhibit E-1    Form of Letter of Credit
          Exhibit E-2    Form of Escrow Agreement
          Exhibit F      Title Commitment
          Exhibit G      Surveyor's Report
          Exhibit H      List of Management Agreement and Sub-Management
                         Contracts
          Exhibit I      List of Tenants
          Exhibit J      Equipment Leases
          Exhibit K-1    Prudential Center Naming Rights Agreement
          Exhibit K-2    Prudential Tower Sign Lease
          Exhibit L      List of Litigation
          Exhibit M      Data Room Index
          Exhibit N      Form of REIT OP's As-Is Certificate and Waiver and
                         Indemnity Agreement
          Exhibit O-1    Form of Deed
          Exhibit O-2    Form of Bill of Sale
          Exhibit O-3    Form of Assignment of Leases
          Exhibit O-4    Form of Assignment of Equipment Leases and Service
                         Contracts
          Exhibit O-5    Form of Assignment of Warranties
          Exhibit P-1    List of Major Tenants
          Exhibit P-2    Form of Tenant Estoppel Letter
          Exhibit P-3    Form of Prudential's Estoppel Letter
          Exhibit Q      Form of Notice to Tenants
          Exhibit R      Form of Prudential's FIRPTA Affidavit
          Exhibit S-1    Form of Prudential's Closing Certificate
          Exhibit S-2    Form of REIT OP's Closing Certificate
          Exhibit T      Form of Registration Rights Agreement
          Exhibit U      Contribution and Debt Structure Term Sheet
          Exhibit V      List of Service Contracts
          Exhibit W      Litigation Notices, Condemnation Notices and
                         Governmental Violations
          Exhibit X      Intentionally Omitted
          Exhibit Y      Work in Progress
          Exhibit Z      Form of Bottom-Dollar Guaranty
          Exhibit AA     Tunnel Fireproofing Agreement
          Exhibit BB     Form of Tax Protection Agreement
          Exhibit CC     Certificate Re: Convention Center

          Exhibit DD     Ground Lease
          Exhibit EE     Allocations



                                   SCHEDULES
                                   ---------
          Schedule 8.1.3 Capitalization and Outstanding Options, Warrants, Preemptive Rights, Etc.
          Schedule 8.1.4    Consents and Conflicting Agreements
          Schedule 8.1.7    Required Governmental Consents
          Schedule 8.1.11   Other Liabilities
          Schedule 8.1.15   Material Contracts
          Schedule 8.1.16   Merger Agreements

                             CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made this 7th day of May,
                                        ---------
1998, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("PRUDENTIAL"), and BOSTON PROPERTIES LIMITED PARTNERSHIP, a
              ----------
Delaware limited partnership ("REIT OP").
                               -------

                                    RECITALS

     Prudential has owned, developed and operated an integrated mixed-use complex containing office, hotel, retail, parking garage and residential uses known as the Prudential Center. The original Prudential Center consisted of approximately 28 acres of land shown on Land Court Plan No. 28611A filed with the Suffolk Registry of Deeds with Certificate of Title No. 64667. A portion of the original Prudential Center was taken in 1984 by the Massachusetts Convention Center Authority. In 1994 another portion of the Prudential Center was sold to the 1994 Sheraton Boston Hotel Trust.

     Prudential now owns the land with the buildings and improvements thereon shown as Lot 8 on a plan entitled "Subdivision of Land in Boston, Massachusetts dated October 31, 1994 prepared by Cullinan Engineering Co., Inc." (see Land Court Plan 28611D; the "1994 Plan") together with two (2) unregistered parcels, one containing 5,080 square feet, more or less, and the other containing 5,162 square feet, more or less, both of which are shown on the 1994 Plan (collectively, the "UNREGISTERED LAND").
                    -----------------

     Prudential is in the process of subdividing that portion of the Prudential Center known as "The Prudential Center Apartments" from the remaining portion of the Prudential Center. It is Prudential's intention to transfer the two components created by the subdivision to two separate entities.

     In accordance with the terms of a certain non-binding letter of intent dated January 8, 1998 and discussions between Prudential and REIT OP to the date hereof, Prudential desires to contribute the existing commercial components of the Prudential Center to REIT OP in exchange for (i) units of limited partner interests in REIT OP (collectively, the "LIMITED PARTNERSHIP UNITS" or
                                          -------------------------
"UNITS"), as provided below, (ii) cash in the amount of One Hundred Twenty Nine
 -----
Million Seven Hundred and Fifty Thousand Dollars ($129,750,000), all as more particularly set forth in a certain Purchase and Sale Agreement of even date herewith between Prudential and REIT OP (the "CASH PURCHASE AND SALE
                                              ----------------------
AGREEMENT"), and (iii) an immediate distribution from REIT OP to Prudential as holder of the Units to be issued hereunder in the amount of Three Hundred and Fifteen Million Seven Hundred Fifty Thousand Dollars ($315,750,000), subject to adjustment as provided herein, which shall be financed by REIT OP upon the terms and conditions set forth herein, and as more particularly described in the Tax Protection Agreement (as defined below).

     Immediately prior to the consummation of the transaction contemplated by this Agreement, Prudential shall, as more particularly described in the Contribution and Debt Structure Term Sheet attached hereto as EXHIBIT U (the
                                                              ---------
"TERM SHEET") separate the ownership of all licenses, permits and other written
-----------
authorizations necessary for the redevelopment of certain portions of the Prudential Center as more particularly described in EXHIBIT C-1 to the Cash
                                                    -----------
Purchase and Sale Agreement (collectively, the "DEVELOPMENT RIGHTS") from the
                                                ------------------
Property to be contributed hereunder. Pursuant to the terms of the Cash Purchase and Sale Agreement, Prudential shall sell an undivided fifty percent (50%) interest in the Development Rights to REIT OP for Twenty Seven Million Dollars ($27,000,000.00). Immediately thereafter, Prudential and REIT OP shall each contribute their respective undivided fifty percent (50%) interests in the Development Rights to a joint venture entity to be formed by and between Prudential and REIT OP, all as more particularly set forth in the Term Sheet. As a result of such sale, the aggregate amount of cash to be received by Prudential under the Cash Purchase and Sale Agreement shall be One Hundred Fifty-Six Million Seven Hundred Fifty Thousand Dollars ($156,750,000).

     Upon Closing, REIT OP shall accept contribution of the portion of the commercial components of the Prudential Center to be contributed to REIT OP pursuant to this Agreement and REIT OP shall, inter alia, issue Units to Prudential in an aggregate amount that is equal to the Contribution Price (as defined below), in exchange for such contribution to REIT OP, as more fully described below.

     Each of the parties hereto has been advised by the other parties and acknowledges that the parties hereto would not be entering into this Agreement without the representations, warranties and covenants which are being made and agreed to herein by each party hereto and that each party is entering into this Agreement in reliance on such representations, warranties and other covenants.


                              W I T N E S S E T H:

     In consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance on all of the representations, warranties and covenants made by each of the parties hereto, the parties hereto do hereby agree as follows:

                                  DEFINITIONS

     The following terms as used in this Agreement will have the meanings attributed to them as set forth below unless the context clearly requires another meaning. The terms set forth below do not constitute all defined terms set forth in this Agreement. Such other defined terms shall have the meanings ascribed to them elsewhere in this Agreement.

     "Adjustment Record Date" shall have the meaning specified in Section 2.6 of
                                                                  -----------
this Agreement.

     "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii) and (iii) above; provided, however, that
                                                         --------  -------
in no event shall "Affiliate" as used herein include any Person engaged in a joint venture with REIT OP.

     "Agreement" means this Contribution Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Agreed Share Value" means the lesser of (i) $32 1/8, per share of Company Stock, or (ii) the actual Market Price (as defined below) per share of Company Stock on the NYSE on the day immediately preceding the Closing Date.

     "Appurtenant Easements" shall have the meaning specified in Section 1.1 of
                                                                 -----------
this Agreement.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Entity or any other Person.

     "Assignment of Service Contracts and Equipment Leases" shall have the meaning set forth in Section 6.3.4.
                     -------------

     "Assignment of Warranties" shall have the meaning set forth in Section
                                                                    -------
6.3.4.
-----

     "Assignment of Leases" shall have the meaning set forth in Section 6.3.3 of
                                                                -------------
this Agreement.

     "Bill of Sale" shall have the meaning set forth in Section 6.3.2 of this
                                                        -------------
Agreement.

     "Building Code Variance" shall have the meaning specified in Section 7.2.8
                                                                  -------------
of this Agreement.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York and in the Commonwealth of Massachusetts generally are authorized or required by law or other government actions to close.

     "BRA" shall mean the Boston Redevelopment Authority.

     "Broker" shall have the meaning specified in Section 9.1.3 of this
                                                  -------------
Agreement.

     "Cash Purchase and Sale Agreement" shall have the meaning specified in the Recitals of this Agreement.

     "Closing" shall have the meaning specified in Section 6.1 of this
                                                   -----------
Agreement.

     "Closing Date" shall have the meaning specified in Section 6.1 of this
                                                        -----------
Agreement.

     "Closing Statement" shall have the meaning specified in Section 5.7 of this
                                                             -----------
Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Boston Properties, Inc.

     "Company Stock" means the Company's common stock.

     "Contract Rights" shall have the meaning specified in Section 1.1.7 of this
                                                           -------------
Agreement.

     "Contribution Price" shall have the meaning specified in Article 2 of this Agreement.

     "Declaration of Cross Easements" shall have the meaning specified in
Section 1.1 of this Agreement.
-----------

     "Deed" shall have the meaning specified in Section 6.3.1 of this Agreement.
                                                -------------

     "Deposit" shall have the meaning specified in Section 2.3 of this
                                                   -----------
Agreement.

     "Designated Employee" shall have the meaning specified in Section 8.3.2 of
                                                               -------------
this Agreement.

     "Development Rights" shall have the meaning specified in the Recitals of this Agreement.

     "Development Rights Joint Venture Agreement" means the joint venture agreement to be negotiated by and between Prudential and REIT OP, which agreement shall be satisfactory in form and substance to both REIT OP and Prudential, and shall in any event be in the form to be attached hereto as
EXHIBIT X
---------

     "Distribution Adjustment Amount" shall have the meaning specified in
Section 2.6 of this Agreement
-----------

     "Due Diligence" shall have the meaning specified in Section 4.1 of this
                                                         -----------
Agreement.

     "Due Diligence Documents" shall have the meaning specified in Section 4.1
                                                                   -----------
of this Agreement.

     "Election Notice" shall have the meaning specified in Section 11.2 of this
                                                           ------------
Agreement.

     "Equipment" shall have the meaning set forth in Section 1.3 of this
                                                     -----------
Agreement.

     "Equipment Leases" shall have the meaning specified in Section 3.1 of this
                                                            -----------
Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or, with respect to any provision thereof referred to herein, any corresponding provision of any succeeding law).

     "Escrow Fund" shall have the meaning set forth in Section 2.3 of this
                                                       -----------
Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Governmental Entity" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Ground Lease" has the meaning set forth in Section 1.1.1 of this
                                                 -------------
Agreement.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and related rules, regulations and published interpretations thereunder.

     "Hazardous Materials" means any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

     "Improvements" shall have the meaning specified in Section 1.2 of this
                                                        -----------
Agreement.

     "Initial Distribution" shall have the meaning specified in Section 2.1 of
                                                                -----------
this Agreement.

     "Intangible Property" shall have the meaning specified in Section 1.8 of
                                                               -----------
this Agreement.

     "Land" shall have the meaning set forth in Section 1.1 of this Agreement.
                                                -----------

     "Land Court" shall have the meaning set forth in Section 6.3.18 of this
                                                      --------------
Agreement.

     "Law" means any constitutional provision, federal, state or local law, statute, ordinance, law, rule, regulation or interpretation of any thereof and any Order of any Governmental Entity (including, without limitation, environmental laws).

     "Leases" shall have the meaning set forth in the Section 6.3.3 of this
                                                      -------------
Agreement.

     "Letter of Credit" shall have the meaning specified in Section 2.3 of this
                                                            -----------
Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom and "Liens" means each and every Lien, collectively.

     "Limited Partnership Unit" or "Limited Partnership Units" shall have the meaning specified in the Recitals of this Agreement.

     "Major Tenants" or "Major Tenant" shall have the meaning specified in
Section 6.3.5 of this Agreement.
-------------

     "Management Agreement" shall have the meaning set forth in Section 3.1 of
                                                                -----------
this Agreement.

     "Manager" shall have the meaning set forth in Section 1.6 of this
                                                   -----------
Agreement.

     "Material Adverse Effect" means any material adverse effect upon (i) the assets, liabilities, financial condition, earnings or operations of REIT OP and its Subsidiaries taken as a whole, or (ii) any transaction contemplated by the Transaction Documents.

     "Market Price" means for Company Stock for any trading day the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, of the Company Stock in either case on the New York Stock Exchange Composite Transactions tape, or if the Company Stock is not reported on the New York Stock Exchange Composite Transactions tape, on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Company Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Company Stock on the NASDAQ or any comparable system.

     "Monetary Encumbrance" shall have the meaning specified in Section 3.2.1 of
                                                                -------------
this Agreement.

     "Naming Rights Agreement" shall mean the Prudential Center Naming Rights Agreement attached hereto as EXHIBIT K-1.
                             -----------

     "New Lease" shall have the meaning specified in Section 13.1 of this
                                                     ------------
Agreement.

     "New Lease Expenses" shall have the meaning specified in Section 13.1 of
                                                              ------------
this Agreement.

     "NYSE" means the New York Stock Exchange.

     "Offset Amount" means, an amount equal to the difference between $32 1/8 and the actual Market Price per share of Company Stock on the NYSE on the day immediately preceding the Closing Date, multiplied by the number of Units issued to Prudential hereunder (excluding the Initial Distribution). Without limiting any term of this Agreement or the Cash Purchase and Sale Agreement, the Offset Amount shall only be applicable in the event that the Agreed Share Value, as determined in accordance with the terms of this Agreement, is less than $32 1/8.

     "Outside Accountants" shall have the meaning specified in Section 5.8 of
                                                               -----------
this Agreement.

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ, including, without limitation any executive mandate of any Governmental Entity.

     "Other Exceptions" shall have the meaning specified in Section 3.2.1 of
                                                            -------------
this Agreement.

     "Other Tenants" shall have the meaning specified in Section 6.3.5 of this
                                                         -------------
Agreement

     "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of REIT OP dated as of June 23, 1997, as the same may be amended, modified or supplemented from time to time in accordance with its terms.

     "Partnership Amendment" means the Amendment to the Partnership Agreement in the form attached hereto and made a part hereof as EXHIBIT D, pursuant to which
                                                   ---------
the Units are issued to Prudential in accordance with the terms of this Agreement.

     "Permit Rights" shall have the meaning set forth in Section 1.5 of this
                                                         -----------
Agreement.

     "Permitted Exceptions" shall have the meaning specified in Section 3.1 of
                                                                -----------
this Agreement.

     "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Personal Property" has the meaning set forth in Section 1.1 of this
                                                      -----------
Agreement.

     "Prime Rate" shall have the meaning specified in Section 5.8 of this
                                                      -----------
Agreement.

     "Property" shall have the meaning specified in Section 1.1 of this
                                                    -----------
Agreement.

     "Property Taxes" shall have the meaning specified in Section 5.2 of this
                                                          -----------
Agreement.

     "Prudential" shall have the meaning specified in the introduction to this Agreement.

     "Prudential Parties" shall have the meaning specified in Section 9.1.3 of
                                                              -------------
this Agreement.

     "Prudential's Accountants" shall have the meaning specified in Section 5.7
                                                                    -----------
of this Agreement.

     "Prudential's knowledge" shall have the meaning specified in Section 8.3.3
                                                                  -------------
of this Agreement.

     "Prudential's Title Company" shall have the meaning specified in Section
                                                                      -------
2.3 of this Agreement.
---

     "Realization Costs" shall have the meaning specified in Section 11.2 of
                                                             ------------
this Agreement.

     "Real Property" shall have the meaning specified in Section 1.1.2 of this
                                                         -------------
Agreement.

     "Records" shall have the meaning specified in Section 1.6 of this
                                                   -----------
Agreement.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code

     "REIT OP" shall have the meaning specified in the Introduction to this Agreement.

     "REIT OP's Closing Certificate" shall have the meaning specified in Section
                                                                         -------
4.1 of this Agreement.
---

     "REIT OP's Knowledge" shall have the meaning set forth in Section 8.1 of
                                                               -----------
this Agreement.

     "REIT OP's Representatives" shall have the meaning specified in Section
                                                                     -------
8.3.4 of this Agreement.
-----

     "REIT OP's Title Insurer" shall have the meaning specified in Section 3.1
                                                                   -----------
of this Agreement.

     "REIT OP's Lead Title Insurer" shall mean First American Title Insurance Company.

     "Registration Rights Agreement" shall have the meaning specified in Section
                                                                         -------
6.3.14 of this Agreement.
------

     "Release" shall have the meaning specified in Section 9.3.1 of this
                                                   -------------
Agreement.

     "Remove" shall have the meaning specified in Section 3.2.2 of this
                                                  -------------
Agreement.

     "Rents" shall have the meaning specified in Section 5.1.1 of this
                                                 -------------
Agreement.

     "Reporting Person" shall have the meaning specified in Section 14.2(a) of
                                                            ---------------
this Agreement.

     "Reporting Requirements" shall have the meaning specified in Section 14.2
                                                                  ------------
of this Agreement.

     "Rule 144" means Rule 144 under the Securities Act of 1933, as amended, and any successor rule thereto.

     "SEC Documents" shall have the meaning specified in Section 8.1.16 of this
                                                         --------------
Agreement.

     "SEC Financial Statements" shall have the meaning specified in Section
                                                                    -------
8.1.16 of this Agreement.
------

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Service Contracts" shall have the meaning specified in Section 3.1 of this
                                                             -----------
Agreement.

     "Significant Portion" shall have the meaning specified in Section 11.1.1 of
                                                               --------------
this Agreement.

     "Site" shall have the meaning specified in Section 1.1 of this Agreement.
                                                -----------

     "Site Survey" shall have the meaning specified in Section 1.1 of this
                                                       -----------
Agreement.

     "Stewart Title Commitment" shall have the meaning specified in Section
                                                                    -------
3.1(a) of this Agreement.
------

     "Subsequent Title Objections" shall have the meaning specified in Section
                                                                       -------
3.2.1 of this Agreement.
-----

     "Subsidiary's Guaranty" shall have the meaning specified in Section 2.1.1
                                                                 -------------
of this Agreement.

     "Supplies" shall have the meaning set forth in Section 1.1.4 of this
                                                    -------------
Agreement.

     "Surveyor's Report" has the meaning set forth in Section 3.1 of this
                                                      -----------
Agreement.

     "Taxes" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Entity.

     "Tax Protection Agreement" means the Tax Protection Agreement to be negotiated by and between Prudential and REIT OP, which agreement shall be satisfactory to both REIT OP and Prudential and shall be in the form to be attached hereto as EXHIBIT BB.
                   ----------

     "Tax Return" means a report, return or other information required to be filed by a Person with or submitted to a Governmental Entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the Person.

     "Tenants" shall have the meaning specified in Section 6.3.3 of this
                                                   -------------
Agreement.

     "Term Sheet" shall have the meaning specified in the Recitals of this Agreement.

     "Title Commitment" shall have the meaning specified in Section 3.1 of this
                                                            -----------
Agreement.

     "Title Matters" shall have the meaning specified in Section 1.1.1 of this
                                                         -------------
Agreement.

     "Transaction" shall have the meaning specified in Section 7.1.7 of this
                                                       -------------
Agreement.

     "Transaction Documents" shall mean this Agreement, the Partnership Amendment, the Registration Rights Agreement, the Tax Protection Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Person in connection with the transactions contemplated to be consummated by any of the foregoing.

     "Tunnel Fireproofing Agreement" shall have the meaning specified in Section
                                                                         -------
12.5.1 of this Agreement
------

     "Undivided Interest" shall have the meaning specified in Section 1.1 of
                                                              -----------
this Agreement.

     "Unit" or "Units" shall have the meaning set forth in the Recitals of this Agreement.

     "Unregistered Land" shall have the meaning set forth in the Recitals of this Agreement.


                     ARTICLE 1 - CONTRIBUTION OF PROPERTY

      1.1 Property.  Prudential agrees to contribute, transfer and assign to
          --------
REIT OP and REIT OP agrees to accept and assume, subject to the terms and conditions stated herein, a seventy-five percent (75%) undivided interest (the "UNDIVIDED INTEREST") in and to the following (collectively, the "PROPERTY"):
-------------------                                               --------

          1.1.1  Land.  That certain tract of land situated in Boston, Suffolk
                 ----
County, Massachusetts, containing 22.0230 acres and shown as Lot 12 on a plan entitled "Subdivision Plan of Land in Boston, Massachusetts" dated November 20, 1997 prepared by Cullinan Engineering Co., Inc., a copy of which is attached hereto and made a part hereof as EXHIBIT A-1 (the "SITE SURVEY") and which is
                                 -----------       -----------
more particularly described in EXHIBIT A-2 attached hereto and made a part
                               -----------
hereof, and the Unregistered Land, more particularly described in EXHIBIT A-3
                                                                  -----------
attached hereto and made a part hereof (collectively, the "LAND") together with
                                                           ----
and subject to all rights, privileges and appurtenances pertaining thereto including, without limitation, the easements, rights, obligations, covenants, restrictions, agreements, terms, conditions and other provisions of (i) a document substantially in the form set forth in the Declaration of Cross-Easements, Operations, Parking and Common Area Covenants (the "DECLARATION OF
                                                               --------------
CROSS-EASEMENTS") which is attached hereto and made a part hereof as EXHIBIT B,
---------------                                                      ---------
the Ground Lease, a copy of which is attached hereto and made a part hereof as EXHIBIT DD (the "GROUND LEASE") and (ii) the Naming Rights Agreement (the
----------       ------------
"NAMING RIGHTS AGREEMENT") a copy of which is attached hereto and made a part
------------------------
hereof as EXHIBIT K-1 (the "NAMING RIGHTS AGREEMENT") and the Permitted
          -----------       -----------------------
Exceptions (collectively, the "TITLE MATTERS"); the Land as affected by the
                               -------------
Title Matters is hereafter referred to as the "SITE")
                                               ----

          1.1.2  Improvements.  The buildings and other permanent improvements
                 ------------
situated on the Site, commonly known as the Prudential Center, consisting of the office building known as the "Prudential Tower," the office building known as "101 Huntington," the multi-level, north and south garages known as the "Prudential Center Common Garage," all the retail areas located on the Site in part known as the "Shops at Prudential" and all other buildings, fixtures and improvements located on the Site (the "IMPROVEMENTS"; the Site and Improvements
                                       ------------
are hereafter collectively referred to as the "REAL PROPERTY");
                                               -------------

          1.1.3  Equipment.  Those items of furniture, furnishings, equipment
                 ---------
and other tangible personal property, (including software related to energy consumption and, to the extent owned by Prudential any computer equipment and, to the extent the applicable licenses are transferable, other computer software) which are listed on EXHIBIT A-4 attached hereto and made a part hereof (the
                    -----------
"EQUIPMENT");
----------

          1.1.4 Supplies.  Those items of supplies, uniforms, cleaning supplies,
                --------
engineering supplies and other consumable supplies owned by Prudential and located on or used in connection with the Real Property as of the Closing Date (hereafter collectively referred to as the "SUPPLIES");
                                            --------

          1.1.5 Permit Rights.  All of Prudential's right, title and interest,
                -------------
if any, in and to all licenses, permits and other written authorizations necessary for the use, operation and ownership of the Real Property as currently operated described in EXHIBIT C attached hereto and made a part hereof (the "PERMIT RIGHTS");
--------------

          1.1.6 Records.  All of Prudential's right, title and interest, if any,
               -------
and to the extent assignable, in all drawings, plans and specifications relating to the Property or any part thereof, all third party studies and reports located at and covering the Property or any part thereof, all guaranties, warranties, indemnification, undertakings and other assurances relating to the Property or any part thereof all operating and maintenance files, any management files and any other books, records and files (excluding appraisals, budgets, Prudential's strategic plans for the Property, internal analyses, marketing information, submissions relating to Prudential's obtaining corporate authorization, attorney and accountant work product, or other information in the possession or control of Prudential, Cushman & Wakefield/Premisys, Inc. (the "MANAGER") which
                                                        -------
Prudential, acting reasonably, deems proprietary but which shall in any event include, without limitation, documents in Prudential's or Manager's files marked "privileged or confidential," brokerage agreements for the sale of the Property and agreements or other documents containing a confidentiality provision prohibiting disclosure to third parties) which relate to or are used in the ownership or operation of the Property and which are located at the Property or which are in possession and control of the Manager or Prudential, subject however, in all cases, to Prudential's access rights as set forth in Section
                                                                     -------
9.3.3 below (as hereafter defined below; hereafter collectively referred to as
-----
the "RECORDS");
     -------

          1.1.7 Contract Rights.  All of Prudential's right, title and interest
                ---------------
(i) in and to the Leases (as defined below) and (ii) if any and to the extent assignable, in and to the Management Agreement (as defined below), the Leases (as defined below), Equipment Leases (as defined below), the Service Contracts all to the extent that Buyer elects to assume the same as hereinafter provided (collectively the "CONTRACT RIGHTS"); and
                   ---------------

          1.1.8 Intangible Property and Signage Rights.  Except as hereinafter
                --------------------------------------
specifically retained by Prudential pursuant to Prudential Center Naming Rights Agreement attached hereto as EXHIBIT K-1, the name "The Prudential Center" and
                             -----------
all other names, marks, registrations, applications and signage rights relating to the Property (collectively the "INTANGIBLE PROPERTY").
                                   -------------------

     The Equipment, Supplies, Permit Rights, Records and Intangible Property are hereafter collectively referred to as the "Personal Property."

      1.2 Other Property.  Prudential's remaining twenty-five percent (25%)
          --------------
undivided interest in the Property shall be transferred by Prudential to REIT OP pursuant to and in accordance with the Cash Purchase and Sale Agreement.

      1.3 Reservation of Development Rights.  Notwithstanding the foregoing,
          ---------------------------------
Prudential hereby reserves all of its right, title and interest in the Development Rights from the contribution to be made to REIT OP hereunder, and, as contemplated by this Agreement, the Property shall be conveyed subject to the Ground Lease.


                    ARTICLE 2 - CONTRIBUTION CONSIDERATION

      2.1 Contribution Consideration.  In consideration of the contribution of
          --------------------------
the Property to REIT OP on the Closing Date subject to the terms and conditions of this Agreement, REIT OP agrees to issue at Closing the Units to be issued to Prudential, calculated as provided below, to Prudential in exchange for the contribution of the Property to REIT OP. The total value of the Units to be issued to Prudential shall initially be equal to Three Hundred Eighty-Nine Million Two Hundred Fifty Thousand Dollars ($389,250,000) (the "CONTRIBUTION
                                                                ------------
PRICE").  As a condition to the Contribution of the Property to REIT OP
-----
hereunder, upon receipt of such Units, Prudential, as the holder of such Units shall receive a distribution from REIT OP of Three Hundred Fifteen Million Seven Hundred Fifty Thousand Dollars ($315,750,000), subject to adjustment as provided in Section 2.1.2 and Section 9.1.5 of this Agreement (the "INITIAL
   -------------     -------------                         -------
DISTRIBUTION"), whereupon the total value of the Units issued to Prudential pursuant to this Agreement shall be Seventy-Three Million Five Hundred Thousand Dollars ($73,500,000). The Initial Distribution shall be financed by REIT OP subject to the terms of Section 2.1.1 below. All prorations described in
                        -------------
Article 5 and any other adjustments or costs which are the responsibility of Prudential, plus any prorations described in Article 5 shall be made in cash.

          2.1.1 Structure of Financing of Transaction.   The Transaction shall
                -------------------------------------
be consummated with financing obtained by REIT OP upon the terms and conditions set forth on the Term Sheet attached hereto as EXHIBIT U. The provisions of the
                                               ---------
Term Sheet and such financing shall be implemented with documentation reasonably satisfactory in form and substance to Prudential. Without limiting the foregoing, the Initial Distribution shall be funded by REIT OP with (i) a Three Hundred Million Dollar ($300,000,000) borrowing which will be a Qualified Loan (as such term is defined in the Tax-Protection Agreement) to REIT OP and secured by a first mortgage on the Property, and (ii) an additional borrowing in an amount equal to the additional cash required by REIT OP to make the Initial Distribution which will be a Qualified Loan to REIT OP and secured by a first mortgage on other property owned by REIT OP having a value (determined pursuant to the terms of the Tax Protection Agreement) of no less than one hundred and fifty-four (154%) of the amount secured by such first mortgage. Each of the foregoing mortgage loans shall be guaranteed by Prudential or a wholly owned subsidiary of Prudential pursuant to a guaranty ("SUBSIDIARY'S GUARANTY") in the
                                                  ---------------------
form attached hereto as EXHIBIT Z and more particularly described in the Tax
                        ---------
Protection Agreement,
provided, however, that Subsidiary's Guaranty of the loan secured by the Property shall be a so-called "bottom dollar guaranty" and shall be limited in amount to no more than the portion of such debt used to fund the Initial Distribution, and each guaranty shall otherwise comply with the terms of the Tax Protection Agreement.

          2.1.2 Election to Reduce Units and Increase Distribution.
                --------------------------------------------------
Notwithstanding the foregoing provisions of this Section 2.1, the parties acknowledge and agree that in the event that on the Closing Date the per share Market Price of the Company Stock is less than $32 1/8, REIT OP shall have the right to elect to reduce the total value of the Units to be received by Prudential pursuant to this Agreement to an amount that is not less than Twenty Five Million Dollars ($25,000,000) and increase the Initial Distribution to be made to Prudential by the amount of such reduction. In the event that REIT OP exercises such right to reduce the total value of the Units to be received by Prudential pursuant to this Section 2.1.2 or, in the event that Prudential
                            -------------
exercises its right to reduce the total value of the Units to be received from REIT OP pursuant to the terms of Section 9.1.5 of this Agreement, REIT OP must
                                 -------------
fund such increased Initial Distribution through additional borrowing in an amount equal to the additional cash required by REIT OP to make the increased Initial Distribution, which shall be a Qualified Loan to REIT OP and secured by a first mortgage on other property owned by REIT OP having a value (determined pursuant to the terms of the Tax Protection Agreement) of not less than one hundred and fifty-four percent (154%) of the amount secured by such first mortgage. Such additional debt shall be guaranteed by Prudential or a wholly owned subsidiary of Prudential pursuant to Subsidiary's Guaranty.

      2.2 Calculation of Units.  Subject to the terms of Section 2.1, Prudential
          --------------------                           -----------
shall initially be entitled to receive upon Closing the number of Units that is equal to the Contribution Price divided by the Agreed Share Value provided,
                                                                  ---------
however, that upon receipt of the Initial Distribution (which shall also be
-------
received at Closing), the number of Units held by Prudential shall be equal to
(i) the Contribution Price minus the amount of the Initial Distribution, (ii) divided by the Agreed Share Value.

      2.3 Letter of Credit.  Upon the full and final execution of this Agreement
          ----------------
and as a condition precedent to the effectiveness of this Agreement, in lieu of a cash deposit, REIT OP shall deliver to Prudential an unconditional, irrevocable letter of credit issued by BankBoston in the amount of Thirteen Million One Hundred Twenty-Five Thousand Dollars ($13,125,000.00) in favor of Prudential as beneficiary to secure the full performance of REIT OP's obligations under this Agreement, in the form attached hereto as EXHIBIT E-1
                                                                 -----------
(the "LETTER OF CREDIT").  Unless converted to cash collateral as provided
      ----------------
below, Prudential shall return the Letter of Credit to REIT OP at Closing in accordance with Section 6.3.23 or in such other circumstances in which REIT OP
                --------------
is entitled to its return pursuant to the terms of this Agreement. If at or prior to the Closing Prudential determines in its sole discretion that REIT OP is in default of its obligations under this Agreement or if the Letter of Credit is about to expire, Prudential may, three (3) Business Days after delivery of notice to REIT OP of such default or impending expiration and Prudential's intention to draw upon the Letter of Credit, draw upon the Letter of Credit by providing a draw certificate to BankBoston in the form attached to the Letter of Credit together with a draft payable to Prudential, provided, however, that in the event that REIT OP notifies Prudential of its
-----------------
objection to such drawing within such three (3) day period, Prudential may convert the Letter of Credit to cash collateral by providing a draw certificate to BankBoston in the form attached to the Letter of Credit together with a draft payable to REIT OP's Lead Title Insurer. In such event BankBoston shall immediately wire Thirteen Million One Hundred Twenty-Five Thousand Dollars ($13,125,000.00) in immediately available United States, federal funds (the
"ESCROW FUND") to REIT OP's Lead Title Insurer.   The Escrow Fund shall
-----------
thereafter be held and delivered by Prudential's Title Company as escrow agent in accordance with the provisions of the Escrow Agreement attached hereto as EXHIBIT E-2 and made a part hereof and any interest earned thereon shall be
-----------
considered a part of the Escrow Fund. In the event that the Letter of Credit has been converted to cash collateral pursuant to Section 2.3 and the Closing nevertheless occurs thereafter, the Escrow Fund shall be returned to REIT OP at Closing.

      2.4 Allocation of Contribution Price. The Contribution Price shall be
          --------------------------------
allocated between the Real Property (including for this allocation purpose, the value of Permit Rights, Records, Leases, Contract Rights and Intangible Property) and the Equipment and Supplies as follows set forth in EXHIBIT EE
                                                                 ----------
attached hereto (subject to Closing adjustments provided hereunder).

      2.5 Admission to the Partnership.  At the Closing, Prudential will execute
          ----------------------------
and deliver a limited partner signature page to the Partnership Amendment and REIT OP shall execute and deliver the Partnership Amendment evidencing the issuance of the Units, and Prudential shall be admitted as a limited partner of REIT OP.

      2.6 Proration of Initial Distribution. Prudential acknowledges and agrees
          ---------------------------------
that with respect to the Units actually received by Prudential at Closing in accordance with Section 2.1 of this Agreement (excluding, however, the Initial
                -----------
Distribution), the first regular quarterly distribution which it would otherwise be entitled to receive from REIT OP following the Closing Date will be prorated (on a per Unit basis) such that Prudential will only receive a portion of such distribution which shall be an amount equal to the total amount of the distribution (on a per Unit basis) which would have otherwise been received by Prudential with respect to such Units had it not been for this provision (the "TOTAL DISTRIBUTION"), minus an amount equal to the Total Distribution,
-------------------
multiplied by a fraction, the numerator of which shall be the number of calendar days between the Adjustment Record Date and the Closing Date (including such Closing Date), and the denominator of which shall be ninety-one (91) days (or such longer period of days as shall elapse between the Adjustment Record Date and the record date of the Company with respect to the distribution so received on account of such Units. As used in this Section 2.6, the term "Adjustment
                                           -----------
Record Date" means the dividend record date of the Company most recently occurring prior to the Closing Date.

                           ARTICLE 3 - TITLE MATTERS

      3.1 Title to Real Property. Except as provided in Section 3.2, and unless
          ----------------------                        -----------
this Agreement is terminated by REIT OP pursuant to Section 4.1, Prudential
                                                    -----------
shall transfer the Undivided Interest in the Real Property to REIT OP and REIT OP shall accept the same at Closing subject to the following matters:

               (a) The title matters of record set forth in the Stewart Title Guaranty Company commitment dated April 20, 1997 (GF #T57133, SN #1112970023), together with letter dated April 8, 1998 from Rackemann Sawyer & Brewster attached hereto as EXHIBIT F and made a part hereof, (the
                                          ---------
     "STEWART TITLE COMMITMENT") as the Exceptions set forth on Schedule B,
      ------------------------
     Section 2 ("PERMITTED EXCEPTIONS") together with such other matters as REIT
                 --------------------
     OP's title insurance companies (collectively, "REIT OP'S TITLE INSURER")
                                                    -----------------------
     and, to the extent applicable, all other title insurance companies who shall participate in reinsuring the Property, shall be willing to omit as exceptions to coverage, or insure against the same by an endorsement in form reasonably acceptable to REIT OP at no additional cost to REIT OP whether such insurance coverage is made available in consideration of payment, bonding, indemnity of Prudential or otherwise;

               (b) The state of facts set forth in the Surveyor's Report prepared by Cullinan Engineering attached hereto as EXHIBIT G and made a
                                                         ---------
     part hereof (the "SURVEYOR'S REPORT");
                       -----------------

               (c) All Laws including, without limitation, all environmental, building and zoning restrictions, ordinances and regulations, affecting the Property or the ownership, use or operation thereof adopted by the United States, the Commonwealth of Massachusetts, the City of Boston, and any and every other agency, department, instrumentality and/or political subdivision of government of every kind whatsoever having jurisdiction thereof, and all amendments or additions thereto now in effect or which may be in force and effect on the Closing Date;

               (d) Unpaid personal property taxes owed by Prudential for the Property, unpaid real estate taxes, unpaid excise taxes, water and sewer charges which are not yet due and payable but which may be a lien on all or a portion of the Property, subject to adjustment as hereinafter provided;

               (e) The Declaration of Cross Easements;

               (f) The Ground Lease between Prudential as lessor, and an Affiliate of Prudential as lessee demising the portions of the Land affected by the Development Rights as more particularly described therein, which Ground Lease shall be in form and substance reasonably satisfactory to REIT OP and Prudential and attached hereto as EXHIBIT DD.
                                                      ----------

               (g) The management agreement and any sub-management contracts listed on EXHIBIT H attached hereto and made a part hereof (the "MANAGEMENT
               ---------                                              ----------
     AGREEMENT") if assumed by REIT OP at its election as hereinafter provided;
     ---------

               (h) The Leases listed in EXHIBIT I attached hereto and made a
                                        ---------
     part hereof, as such list may be modified, amended from time to time and updated as of the Closing date, each in accordance with the terms of this Agreement;

               (i) The Equipment Leases listed in EXHIBIT J attached hereto and
                                                  ---------
     made a part hereof ("EQUIPMENT LEASES") if assumed by REIT OP at its
                          ----------------
     election as hereinafter provided;

               (j) The vendor contracts and service agreements listed in EXHIBIT
                                                                         -------
     V attached hereto and made a part hereof (the "SERVICE CONTRACTS") and
     -                                              -----------------
     which REIT OP elects to assume as hereinafter provided;

               (k) The litigation listed or referenced on EXHIBIT L attached
                                                          ---------
     hereto and made a part hereof;

               (l) The Prudential Tower Sign Lease attached hereto and made a part hereof as EXHIBIT K-2;
                    -----------

               (m) The Prudential Center Naming Rights Agreement attached hereto and made a part hereof as EXHIBIT K-1; and
                               -----------

               (n) Any exceptions caused by REIT OP, its agents, representatives or employees.

     The foregoing are hereinafter referred collectively to as the "PERMITTED
                                                                    ---------
EXCEPTIONS".
----------

     3.2 Title Defects.
         -------------

         3.2.1  Certain Exceptions to Title. REIT OP shall have the right to
                ---------------------------
object in writing to any title matters that are not Permitted Exceptions and that adversely affect REIT OP's title to the Real Property which (i) may appear on updates to the Stewart Title Commitment issued at the request of REIT OP after the date hereof (herein collectively referred to herein as "OTHER
                                                                  -----
EXCEPTIONS") within five (5) Business Days after the receipt thereof by REIT OP
----------
or on a title commitment issued by REIT OP's Title Insurer, in either case, prior to the execution of this Agreement or (ii) arise as of record after the execution of this Agreement and to which REIT OP objects promptly after receipt of notice thereof. Unless REIT OP shall within such period object to such Other Exceptions, all such Other Exceptions shall be deemed to constitute additional Permitted Exceptions; provided, that if any Other Exception is a mortgage, mechanics' or materialmen's lien, or other encumbrance securing payment of a definite monetary amount (a "MONETARY ENCUMBRANCE") it shall be deemed
                             --------------------
objected to by REIT OP whether or not such notice is given. Any such Monetary Encumbrance, together with any other exceptions to which REIT OP shall have timely objected, shall be herein collectively referred to as "SUBSEQUENT TITLE
                                                              ----------------
OBJECTIONS." Prudential shall be obligated to Remove (as defined below) any
----------
Subsequent Title Objection, which Prudential shall have voluntarily placed or permitted to be placed upon or against the Property. Prudential shall use reasonable efforts to remove any Subsequent Title Objection which was involuntarily placed upon or against the Real Property provided in such case Prudential shall not be required to spend more than Two Hundred Fifty Thousand Dollars ($250,000) to remove the same. Prudential shall be entitled at Prudential's election by notice to REIT OP to extend the Closing (not to exceed ninety (90) days) in order to provide Prudential additional time in which to Remove any such Subsequent Title Objection. If Prudential is unable to Remove any Subsequent Title Objection prior to the Closing as provided herein, REIT OP may elect to either (a) terminate this Agreement (in which event the Letter Credit shall be returned to REIT OP and, thereafter, the parties shall have no further rights or obligations hereunder, except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement), or (b) waive such Subsequent Title Objections, in which event such Subsequent Title Objections shall be deemed "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

          3.2.2     Discharge of Title Objections.  If on the Closing Date, as
                    -----------------------------
the same may be extended pursuant to Section 3.2.1, there are any Subsequent
                                     -------------
Title Objections which Prudential has elected to clear, or which Prudential is required to Remove as provided herein, Prudential shall Remove the same at Closing. The term "REMOVE" as used in this Agreement shall mean that Prudential
                    ------
in its discretion shall either (a) cause REIT OP's Title Insurer to remove the same as an exception to title in REIT OP's title policy or to insure against the same in a manner reasonably acceptable to REIT OP, without any additional cost to REIT OP, whether such insurance is made available in consideration of payment, bonding, indemnity of Prudential or otherwise, or (b) use its own funds if and as supplied to REIT OP's Lead Title Insurer for such purpose to discharge the same, provided Prudential shall either (i) deliver to REIT OP at the Closing instruments in recordable form and sufficient to discharge such Subsequent Title Objections of record, together with the cost of recording or filing such instruments, or (ii) provide title insurance therefor in the manner described in clause (a) above.

          3.2.3     Final Title Commitment.  Prior to the execution of this
                    ----------------------
Agreement, REIT OP shall deliver to Prudential a copy of the commitment for the policy of owner's title insurance to be issued pursuant to Section 7.2.3 by REIT
                                                           -------------
OP's Title Insurer. The failure by REIT OP to deliver a copy of the commitment for the policy of owner's title insurance to be issued pursuant to Section 7.2.3
                                                                   -------------
by REIT OP's Title Insurer shall be deemed an election by REIT OP to accept an owner's policy of title insurance issued pursuant to the Stewart Title Commitment in satisfaction of Section 7.2.3.
                              -------------

         ARTICLE 4 - REIT OP'S DUE DILIGENCE/CONDITION OF THE PROPERTY

      4.1 REIT OP's Inspection of the Property.  REIT OP acknowledges that prior
          ------------------------------------
to the execution of this Agreement, REIT OP conducted its examinations, inspections, testing, studies and/or investigations (herein collectively called the "DUE DILIGENCE") of the Property and information regarding the Property,
     -------------
including, without limitation, review of the documents and other materials identified on EXHIBIT M-1 attached hereto and made a part hereof (the "DUE
              -----------                                              ---
DILIGENCE DOCUMENTS").  REIT OP acknowledges that it is satisfied with the
-------------------
results of its Due Diligence, and agrees that the Property shall be sold, and that REIT OP shall accept possession of the Property on the Closing Date, "AS IS, WHERE IS, WITH ALL FAULTS", with no right of set off or reduction in the
Purchase Price.   Pursuant to Section 9.2.3, REIT OP shall have the right after
                              -------------
the execution of this Agreement to have access to the Property for further review and inspection, but REIT OP shall not be entitled to terminate this Agreement based on such inspection. At Closing, as a material inducement to Prudential to consummate the transaction, REIT OP will deliver a certification and agreement in the form annexed hereto as EXHIBIT N (the "REIT OP'S CLOSING
                                            ---------       -----------------
CERTIFICATE").
-----------


                    ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

      5.1 Lease Rentals and Expenses.
          --------------------------

          5.1  Rents.  All collected rents and other payments from tenants under
               -----
the Leases shall be prorated between Prudential and REIT OP as of 12:00 a.m. midnight on the Closing Date. Prudential shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges, and other revenue of any kind attributable to any period under the Leases to but not including the Closing Date. REIT OP shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations, subject to the provisions of Section 5.6), charges,
                                              -----------
reimbursements, payments, additional rent and other revenue of any kind derived from the Property (collectively, "RENTS") attributable to any period under the
                                  -----
Leases on and after the Closing Date. Rents due landlord under the Leases and not collected as of the Closing Date shall not be prorated at the time of Closing, but REIT OP shall make a good faith effort to collect the same on Prudential's behalf and to tender the same to Prudential upon receipt (which obligation of REIT OP shall survive the Closing and not be merged therein); provided, however, that all Rents due landlord under the Leases and collected by
--------  -------
REIT OP on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents and sums due REIT OP as the current owner and landlord) with the balance (if any) payable to Prudential, but only to the extent of amounts delinquent and actually due Prudential. REIT OP shall not have an exclusive right to collect the sums due Prudential under the Leases and Prudential hereby retains its rights to pursue any tenant under the Leases for sums due Prudential for periods attributable to Prudential's ownership of the Property; provided that by the retention of such rights Prudential shall not retain any right to terminate any Leases after the Closing Date.

Prudential's rights under the immediately preceding sentence shall survive the Closing and not be merged therein. REIT OP agrees to cooperate as Prudential may reasonably require (at Prudential's expense) to enable Prudential to pursue after Closing the collection of such amounts due Prudential from tenants, including making available to Prudential documents and records relating to such tenants' obligations. REIT OP shall receive a credit against the Contribution Price for pre-paid rentals held by Prudential under Leases covering the period post-Closing.

          5.1.2 New Lease Expenses.  At Closing, REIT OP shall reimburse
                ------------------
Prudential for the New Lease Expenses (as defined in Section 13.1) to the extent
                                                     ------------
required by the terms of Section 13.1.
                         ------------

      5.2 Real Estate and Personal Property Taxes.   Real estate taxes, excise
          ---------------------------------------
taxes and personal property taxes attributable to the Property (collectively, "PROPERTY TAXES"), shall be prorated as of the Closing Date. Prudential shall
---------------
pay all Property Taxes and shall be entitled to all tax refunds and credits attributable to the Property through 11:59 p.m. on the day before Closing Date. REIT OP shall be responsible to pay all Property Taxes attributable to the Property from and after 12:00 a.m. midnight on the Closing Date. If any of the Property Tax rates or assessments have not been set for the fiscal year in which the Closing occurs or are otherwise undeterminable at the Closing, then the proration of such taxes and payments shall be based upon the rate, assessments and facts for the preceding calendar year, and such proration shall be adjusted between Prudential and REIT OP upon presentation of written evidence that the actual taxes paid for the calendar year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section
                                                                     -------
5.8. Prudential shall be responsible to pay all installments of special assessments due and payable prior to the Closing Date and REIT OP shall be responsible to pay all installments of special assessments due and payable on and after the Closing Date. In the event the Property is assessed for property tax purposes at such rates as would result in reassessment based upon the change in land usage after the Closing Date, REIT OP hereby agrees to pay all such taxes and to indemnify and save Prudential harmless from and against all claims and liability for such taxes. Such indemnity, and the obligations of the parties to readjust the applicable prorations under this Section shall survive the Closing and not be merged therein.

      5.3 Other Property Operating Expenses.  Operating expenses for the
          ---------------------------------
Property shall be prorated as of 12:00 a.m. midnight on the day of the Closing Date. Prudential shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable directly by tenants in accordance with the Leases) and REIT OP shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date.
To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between REIT OP and Prudential shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. If any operating expense is undeterminable at the Closing, then the proration of such expense shall be based upon the facts available at the Closing and such proration shall be readjusted between Prudential and REIT OP after the Closing upon presentation of written evidence that such expense has been conclusively determined and has resulted in an amount different from the amount used at the Closing to prorate such expense. Without limiting the foregoing, the parties acknowledge that adjustment may be required by reason of changes or adjustments made in the annual financial report of the Manager or an audit thereof pursuant to the provisions of the Management Agreement. Prudential shall not assign to REIT OP any deposits which Prudential has with any of the utility services or companies servicing the Property. REIT OP shall arrange with such services and companies to have accounts opened in REIT OP's name beginning at 12:01 a.m. on the Closing Date. The obligations of the parties to readjust the applicable prorations under this Section shall survive the Closing.

      5.4 Closing Costs.  REIT OP shall pay all premiums and charges of REIT
          -------------
OP's Title Insurer for REIT OP's title policy (including endorsements) to be issued pursuant to the Title Commitment, the cost of any survey obtained by Buyer, all recording and filing charges in connection with the deed and other instruments by which Prudential conveys the Property one-half ( 1/2) of all escrow charges, and any other costs customarily paid by a buyer of similar properties pursuant to local practice. Prudential shall pay all deed excise stamp taxes, all transfer taxes, if any, applicable to the transfer of the Property to REIT OP and any other costs customarily paid by a seller of similar properties pursuant to local practice and one-half ( 1/2) of all escrow charges. Except as otherwise agreed by the parties, each party shall pay its own attorneys. The obligations of the parties to pay applicable escrow charges shall survive the Closing or any termination of this Agreement.

      5.5 Cash Security Deposits.  At Closing, Prudential shall give REIT OP a
          ----------------------
credit against the Contribution Price in the aggregate amount of the unapplied cash security deposits then held by Prudential under the Leases and any interest thereon (unless assigned to REIT OP pursuant to Section 6.3.3 below) to the
                                                -------------
extent the same have not been applied by Prudential prior to the Closing in accordance with the Leases and the terms of Section 13.3 below.
                                            ------------

      5.6 Apportionment Credit.  In the event the apportionments to be made at
          --------------------
the Closing result in a credit balance (i) to REIT OP, such sum shall be paid (at Prudential's option) at the Closing by giving REIT OP a credit against the Contribution Price in the amount of such credit balance or without reduction of the Contribution Price by giving REIT OP a certified or bank check payable to the order of REIT OP, or (ii) to Prudential, REIT OP shall pay the amount thereof to Prudential at the Closing by wire transfer of immediately available United States federal funds to the account or accounts to be designated by Prudential for such purpose prior to Closing.

      5.7 Closing Statement.   Prudential shall cause its accounting staff
          -----------------
("PRUDENTIAL'S ACCOUNTANTS") to make such inventories, examinations and audits
--------------------------
of the Property, and of the books and records of the pertaining to the Property, as Prudential's Accountants may deem necessary to make the adjustments and prorations required under this Article 5, or under any other provisions of this Agreement. All such adjustments and prorations shall be made in accordance with the provisions of this Agreement and otherwise in accordance with generally accepted accounting practices. REIT OP or its designated representatives may be present at such inventories, examinations and audits. Based upon the results thereof, Prudential's Accountants will prepare and deliver to the parties, no later than four (4) Business Days prior to the Closing, a closing statement (the "CLOSING STATEMENT"), which shall (a) contain
                                   -----------------
Prudential's good faith estimate of the amounts of the items requiring the prorations and adjustments in accordance with this Agreement and (b) be the basis upon which the prorations and adjustments provided for herein shall be made at the Closing, except as Prudential and REIT OP shall otherwise agree prior to Closing and except as otherwise provided immediately below. The Closing Statement shall be based on the Contribution Price amounts hereunder and the allocations described in Section 2.4. REIT OP may review and comment on the
                         -----------
Closing Statement, and Prudential agrees to give good faith consideration to REIT OP's comments; however, if at the time of Closing there shall be any item or items on any Closing Statement that remain in dispute, (i) the Closing Statement shall reflect Prudential's figures but shall reflect REIT OP's figures in an addendum or footnote(s) to the Closing Statement, (ii) an amount equal to the aggregate difference between the net amounts payable to Prudential using Prudential's figures and using REIT OP's figures shall be retained by REIT OP's Lead Title Insurer after Closing and shall not be paid over to Prudential pending resolution of such dispute (the parties agreeing to enter into appropriate instructions to REIT OP's Lead Title Insurer to hold such funds until directed to release the same by joint order of the parties or upon receipt of a copy of the determination of the Outside Accountants (as defined below) certified by a party hereto), and (iii) if such dispute is not resolved by agreement between the parties within forty-five (45) days after Closing, such dispute shall be resolved in the manner provided in Section 5.8 . Upon
                                                    ------------
resolution of any such dispute (whether by agreement or pursuant to Section
                                                                    -------
5.8), each party shall direct REIT OP's Title Insurer to pay out to the
---
appropriate party or parties the amounts so retained. The Closing Statement shall be binding and conclusive on all parties hereto to the extent of the items covered by the Closing Statement, except (i) as provided immediately above, (ii) where this Agreement expressly provides for further adjustment of such amounts after Closing, and (iii) as otherwise provided in Section 5.8 below.
                                                  ------------

      5.8 Delayed Adjustment; Disputes.  If at any time following the Closing
          ----------------------------
Date, the amount of an item listed in any section of this Article 5 shall be
                                                          ---------
subject to adjustment as provided above or shall otherwise prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of reasonable proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing (or such longer period as is provided for adjustment under this Article 5). It is expressly agreed that the provisions of this Article 5 shall survive the Closing and shall not be merged therein. Without limiting the foregoing, the parties acknowledge that adjustment may be required by reason of changes or adjustments made in the annual financial report of the Manager or an audit thereof pursuant to the provisions of the Management Agreement. Within ten (10) Business Days after receipt of written notice of any such adjustment from one party hereunder to the other party, the party having received any excess credit based on the adjustments made at Closing shall either (i) pay to the other party the amount of such excess credit, or (ii) notify the other party in writing that it disputes the adjustment being claimed. Failure to respond to any such notice of adjustment (if the same shall continue for an additional five
(5) Business Days after receipt of a second notice, which second notice shall state that the party has failed to respond within the period required under this
Section 5.8 and that continued failure to respond shall be deemed an approval)
-----------
shall constitute an approval of the claimed adjustment. In the case of a dispute, the parties shall attempt to resolve such dispute, but if for any reason such dispute is not resolved within forty-five (45) days after the delivery of the original notice of the claimed adjustment by REIT OP or Prudential, then the parties shall submit such dispute to Arthur Andersen ("OUTSIDE ACCOUNTANTS"), and the determination of the Outside Accountants shall
---------------------
be made within a period of fifteen (15) days after such submittal. The fees and expenses of the Outside Accountants shall be paid equally by REIT OP and Prudential. At such time as the amount of any adjustment or dispute shall be determined (either by agreement or by determination of the Outside Accountants), any amount that shall be payable by one party to the other as a result of such adjustment or determination shall be paid within ten (10) Business Days after the date on which such agreement or determination shall have been made. Any amounts not paid within such period shall bear interest at a rate equal to the sum of (A) the "Prime Rate" as reported from time to time in the "Money Rates" section of The Wall Street Journal, as published and distributed in New York,
           -----------------------
New York, in effect from time to time (herein called the "PRIME RATE") and (B)
                                                          ----------
two percent (2%) per annum, until all such amounts and the interest thereon shall have been paid in full.

      5.9 Extension of Closing Date and Contribution Price Adjustment.  REIT OP
          -----------------------------------------------------------
may elect to extend the Closing Date to a date not later than June 30, 1998 upon written notice to Prudential delivered at least two (2) Business Days prior to the Closing Date. If REIT OP elects to extend the Closing Date under this
Section 5.9, to a date later than June 4, 1998, the Purchase Price under the
-----------
Cash Purchase and Sale Agreement shall be increased pursuant to the terms of
Section 5.9 of the Cash Purchase and Sale Agreement.
-----------


                              ARTICLE 6 - CLOSING

     REIT OP and Prudential hereby agree that the Transaction shall be consummated as follows:

     6.1 Closing Date.  Subject to the parties' rights to extend the Closing as
          ------------
provided in this Agreement, the Transaction shall close ("CLOSING") on May 21,
                                                          -------
1998 (the "CLOSING DATE").  The Closing shall be conducted through the use of an
           ------------
escrow with REIT OP's Lead Title Insurer, under which all conveyance, assignment and other documents and any sums payable in cash by REIT OP hereunder shall be deposited in such escrow, in accordance with reasonable and customary closing instructions jointly given by the parties; provided, that all documents and funds shall be delivered as of the Closing Date. The Closing shall take place at

10:00 a.m. Eastern Time in the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109. REIT OP and Prudential shall conduct a "pre-closing" on the last three (3) Business Days prior to the Closing Date. REIT OP and Prudential, separately or collectively, as appropriate for each item, shall escrow with REIT OP's Lead Title Insurer no later than two (2) Business Days prior to the Closing Date the fully executed, notarized and recordable Deed (as hereinafter defined) for the Real Property, a bill of sale for the Personal Property, and each of the additional items listed in Sections
                                                                      --------
6.3 and 6.4, such documents to be held by REIT OP's Lead Title Insurer pursuant
-----------
to an escrow letter or letters to be provided by Prudential and REIT OP on or before the Closing Date. In the event that REIT OP or Prudential execute separate escrow instructions, such separate escrow instructions shall constitute separate agreements between REIT OP's Lead Title Insurer on the one hand, and REIT OP or Prudential, as the case may be, on the other hand, and shall not constitute agreements between REIT OP and Prudential. Such separate escrow instructions shall be enforceable only to the extent not inconsistent with this Agreement. Title transfer and delivery of the Contribution Price is to be completed on the Closing Date as set forth in Section 6.1. Time is of the
                                              -----------
essence with respect to the Closing Date.

      6.2 Title Transfer and Payment of Contribution Price.  Provided all
          ------------------------------------------------
conditions precedent to Prudential's obligations hereunder have been satisfied, Prudential agrees to convey title to the Undivided Interest in the Property to REIT OP by statutory quitclaim deed upon confirmation of receipt by REIT OP's Lead Title Insurer of the Contribution Price, including, without limitation, evidence of the issuance of the Units as set forth below and receipt of immediately available funds in the amount of the Initial Distribution. Provided all conditions precedent to REIT OP's obligations hereunder have been satisfied, REIT OP agrees to deliver the Contribution Price, as specified in Article 2, subject to the closing adjustments described in Article 5, by timely delivering evidence of the issuance of the Units as set forth below and the Initial Distribution in immediately available federal funds to REIT OP's Lead Title Insurer no later than 9:00 a.m. Eastern Time on the Closing Date.

      6.3 Prudential's Closing Deliveries.  At the Closing, Prudential shall
          -------------------------------
deliver or cause to be delivered to REIT OP or REIT OP's Lead Title Insurer, as applicable, the following:

          6.3.1 Deed.  A statutory quitclaim deed with respect to the Property
                ----
in the form of EXHIBIT O-1 attached hereto and incorporated herein by this
               -----------
reference, conveying to REIT OP the Real Property, subject only to the Permitted Exceptions (the "DEED").
                 ----

          6.3.2 Bill of Sale.  A bill of sale in the form of EXHIBIT O-2
                ------------
attached hereto and incorporated herein by this reference conveying all of Prudential's right, title and interest in and to the Personal Property ( the "BILL OF SALE").
 ------------

          6.3.3 Assignment of Tenant Leases.  An assignment and assumption of
                ---------------------------
tenant leases, in the form of EXHIBIT O-3 attached hereto and incorporated
                              -----------
herein by this reference

(the "ASSIGNMENT OF LEASES") transferring all of the landlord's interest in the
      --------------------
tenant space leases for the tenants for the Property as identified on EXHIBIT I,
                                                                      ---------
as such list may be modified, amended and updated from time to time prior to Closing in accordance with the terms of this Agreement (collectively, the "TENANTS") attached hereto and incorporated herein by this reference and
 -------
including any amendments, guarantees and other documents relating thereto, including, without limitation, all of the New Leases entered into in accordance with the terms of this Agreement (herein collectively called the "LEASES"),
                                                                  ------
together with all assignable non-cash security deposits deposited by the
Tenants thereunder (unless adjusted pursuant to Section 5.1.1) and a schedule
                                                -------------
of all security deposits.

          6.3.4 Assignments of Equipment Leases, Commission Agreements, Service
                ---------------------------------------------------------------
Contracts, Permit Rights, Warranties, Guaranties and Intangible Property.
------------------------------------------------------------------------

          (i) Assignment of Equipment Leases and Service Contracts.  An
              ----------------------------------------------------
          assignment and assumption of the Equipment Leases and Service
          Contracts (to the extent the same are not transferred by the Deed, Bill of Sale, Assignment of Leases or Assignment of Warranties) executed by Prudential in the form attached hereto as in the form of EXHIBIT O-4 attached hereto and incorporated herein by this reference
          -----------
          (the "ASSIGNMENT OF EQUIPMENT LEASES AND SERVICE CONTRACTS")
                ----------------------------------------------------
          transferring, to the extent assignable without expense to Prudential, all of Prudential's interest in the Equipment Leases and Service Contracts.

          (ii) Assignment of Permits, Warranties, Guarantees and Intangible
               ------------------------------------------------------------
          Property. An assignment and assumption of the Permit Rights,
          --------
          commission agreements, warranties, guaranties and Intangible Property (to the extent the same are not transferred by the Deed, Bill of Sale, Assignment of Leases or Assignment of Contracts) executed by Prudential in the form attached hereto as in the form of EXHIBIT O-5
                                                                   -----------
          attached hereto and incorporated herein by this reference (the "ASSIGNMENT OF WARRANTIES") transferring, to the extent assignable
          -------------------------
          without expense to Prudential, all of Prudential's interest in all the Permit Rights, commission agreements, warranties and guaranties encumbering the Property on the Closing Date, and the Permit Rights and the Intangible Property. Prudential shall not be obligated to assign any existing contracts or policies of insurance for the Property.

          6.3.5 Estoppel Letters.  Estoppel letters from each of those tenants
                ----------------
identified on EXHIBIT P-1 as "Major Tenants" (the "MAJOR TENANTS") and from a
              -----------     -------------        -------------
sufficient number of other tenants (the "OTHER TENANTS") to supply,
                                         -------------
collectively, together with the Major Tenants, estoppel certificates from tenants occupying in the aggregate not less than ninety percent (90%) of the rentable square feet within the Improvements pursuant to space leases (the "Minimum Estoppel Requirement"), provided that in no event shall Prudential be required to obtain estoppel certificates from any licensees, or concessionaires or other Persons occupying the Property pursuant to anything other than a space lease. Such estoppel letters shall be dated not earlier than forty-five (45) days prior to the initially scheduled Closing Date, and shall be sub-
stantially in the form of the estoppel letter attached hereto as EXHIBIT P-2 or
                                                                 -----------
in the form which such Tenant is required to provide pursuant to the terms of such Tenant's Lease. REIT OP shall only have the right to reject an estoppel certificate if the Tenant or, in the case of a landlord estoppel delivered by Prudential pursuant to the terms of this Section 6.3.5 below, Prudential
                                         -------------
certifies that there is a material default under its Lease or raises a material matter which is inconsistent with its Lease. Notwithstanding anything to the contrary set forth herein, in no event shall a Tenant estoppel letter be rejected on the basis of (i) the Tenant inserting a "best knowledge" limitation therein, or (ii) the Tenant complaining about, asserting a default on account of, or in any way raising matters related to the condition of the roof or curtain wall of the office building known as "101 Huntington." In the event Prudential cannot for any reason obtain a tenant estoppel letter which satisfies the foregoing requirements from a Tenant from whom an estoppel letter is required, Prudential, at its option, may deliver to REIT OP Prudential's (landlord) estoppel letter in the form of the estoppel letter attached hereto as EXHIBIT P-3 which Prudential's estoppel letter shall survive the Closing and
-----------
shall be subject to Prudential's limitations on liability as set forth in
Section 8.3.7, and in the case of an Other Tenant, expire and be of no further
-------------
force or effect on the 365th day following the Closing Date; provided, however,
                                                             -----------------
that if Prudential shall obtain an estoppel certificate from any such Tenant after delivery of such Prudential's estoppel letter, Prudential's (landlord) estoppel letter shall, as of the date of such tenant's estoppel letter, thereafter be without further force or effect. If on the Closing Date Prudential cannot for any reason obtain sufficient tenant estoppel letters to satisfy the Minimum Estoppel Requirement and does not elect to provide substituted landlord estoppel letter(s) as herein provided, then either party may elect to extend the Closing Date by written notice to the other party delivered on or before the Closing Date for such time as is necessary to obtain such additional estoppel letter(s) but in no event shall such extension extend the Closing Date beyond June 30, 1998. In the event Prudential has not received sufficient tenant estoppel letters to satisfy the Minimum Estoppel Requirement on the Closing Date as so extended, then Prudential shall deliver to REIT OP, Prudential's (landlord) estoppel(s) which together with tenant estoppel(s) are necessary to satisfy the Minimum Estoppel Requirement; provided, however, that such
                                          -----------------
landlord's estoppel letter(s) shall reflect the facts as Prudential understands them to be as of the date of such landlord estoppel letter(s). Any landlord estoppel letter delivered pursuant to the foregoing sentence shall expire and be of no further force or effect on the 545th day following the Closing Date, shall be subject to Prudential's limitations on liability as set forth in Section
                                                                    -------
8.3.7 and shall become null and void and without further force or effect if
-----
Prudential thereafter obtains and delivers to REIT OP an estoppel certificate from any such tenant reflecting the same facts as contained in such Prudential's estoppel letter.

          6.3.6 Notice to Tenants.  One (1) fully executed letter in the form
                -----------------
attached hereto as EXHIBIT Q attached hereto and incorporated herein, notifying
                   ---------
all of the Tenants of the transfer of the Property to REIT OP and advising each Tenant that all future payments of rent and other payments due under its respective Lease are to be made to REIT OP at an address designated by REIT OP.

          6.3.7  Non-Foreign Status Affidavit.  A non-foreign status affidavit
                 ----------------------------
in the form of EXHIBIT R attached hereto and incorporated herein by this
            ---------
reference, as required by Section 1445 of the Internal Revenue Code.

          6.3.8  Evidence of Authority.  Documentation to establish to the
                 ---------------------
reasonable satisfaction of REIT OP's Lead Title Insurer the due authorization of Prudential's consummation of the Transaction and delivery of the documents to be delivered by it pursuant to this Agreement, and a certificate of an Assistant Secretary of Prudential with respect to the authority to act on behalf of Prudential of the individual executing on behalf of Prudential all documents contemplated by this Agreement.

          6.3.9  Prudential's Certificate.  The certificate of Prudential in
                 ------------------------
substantially the form attached hereto as EXHIBIT S-1 certifying to the matters
                                          -----------
set forth in Section 8.2.
             -----------

          6.3.10 Property Documents.  (i) To the extent in the possession of
                 ------------------
Prudential or any of the Managers, (A) complete copies of the existing certificates of occupancy for the Improvements and (B) complete copies of certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) complete copies of the Records, all subject to Prudential's access rights thereto as set forth in Section 9.4 below.
                                                   -----------

          6.3.11 Letters of Credit as Tenant Security Deposits.  With respect to
                 ---------------------------------------------
any security deposits which are letters of credit, Prudential shall, if the same are assignable, (i) deliver to REIT OP at the Closing such letters of credit,
(ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require to assign such letters of credit, and (iii) cooperate with REIT OP to change the named beneficiary under such letters of credit to REIT OP so long as Prudential does not incur any additional liability or expense in connection therewith.

          6.3.12 Keys and Original Documents.  Keys to all locks at the Property
                 ---------------------------
(in Prudential's and/or Prudential's building managers' possession) and originals or, if originals are not available, copies, of the Leases and the service contracts encumbering the Property on the Closing Date.

          6.3.13 Amendment to Partnership Agreement.  Two (2) counterparts of a
                 ----------------------------------
Limited Partner's signature page to the Partnership Amendment, duly executed by Prudential.

          6.3.14 Registration Rights Agreement.  A registration rights agreement
                 -----------------------------
in the form of EXHIBIT T attached hereto and incorporated herein by this
               ---------
reference (the "REGISTRATION RIGHTS AGREEMENT") duly executed by Prudential.
                -----------------------------

          6.3.15 Other Documents.  Such other documents as may be reasonably
                 ---------------
required by REIT OP's Title Insurer or as may be agreed upon by Prudential and REIT OP to consummate the Transaction or as may otherwise be required by the express terms of this Agreement.

          6.3.16 Appurtenant Easement Estoppels.  Estoppels from the Sheraton
                 ------------------------------
Boston Hotel Trust and the owner of the shopping center known as "Copley Place" which Prudential has been able to obtain pursuant to Section 9.2.6; provided,
                                                     --------------
however, that in no event shall receipt of any such estoppels, nor approval of the content of any such estoppels, be a condition to REIT OP's obligation to consummate the Transaction.

          6.3.17 Contract Terminations.  Evidence of the termination of the
                 ---------------------
Management Agreement and any other of the Service Contracts which REIT OP has not elected to accept pursuant to Section 12.1.
                                  ------------

          6.3.18 Naming Rights Agreement. The Naming Rights Agreement executed
                 -----------------------
by Prudential and any documents contemplated thereunder, including, without limitation, the Prudential Center Tower Sign Lease attached hereto as EXHIBIT K-
                                                                      ---------
2.
-

          6.3.19 Development Rights Joint Venture Agreement. The Development
                 ------------------------------------------
Rights Joint Venture Agreement executed by Prudential.

          6.3.20 BRA Notification.  Evidence of notification of the BRA of the
                 ----------------
transfer of rights under the applicable agreements evidencing the Development Rights, including, any BRA determination of applicable security for the obligations thereunder.

          6.3.21 Work In Progress.  Evidence in the form set forth on EXHIBIT Y
                 ----------------                                     ---------
of completion of the work in progress described on EXHIBIT Y.
                                                   ---------

          6.3.22 Tax Protection Agreement.  Two (2) counterparts of the Tax
                 ------------------------
Protection Agreement or other documentation satisfactory to Prudential documenting the agreements referred to in Section 2.5 above, executed by
                                          -----------
Prudential.

           6.3.23 Letter of Credit.  The Letter of Credit.
                  ----------------

          6.3.24 Cash Purchase and Sale Agreement Closing.  All of the closing
                 ----------------------------------------
deliveries required under the Cash Purchase and Sale Agreement.

          6.3.25 Convention Center.  Either a certificate from Prudential in
                 -----------------
substantially the form attached hereto as EXHIBIT CC or an update and
                                          ----------
restatement of the Agreement by and between Prudential and Massachusetts Convention Center Authority dated June 27, 1991, which conforms to the certification set forth in EXHIBIT CC; provided, however, that if Prudential
                           ----------  -----------------
delivers the certificate set forth in EXHIBIT CC at the Closing, and thereafter
                                      ----------
obtains such update and restatement, Prudential's certificate shall, as of the date of such update and restatement, thereafter be without further force or effect.

      6.4 REIT OP Closing Deliveries.  At the Closing, REIT OP shall deliver or
          --------------------------
cause to be delivered to Prudential the following:

          6.4.1 Partnership Amendment.  Two (2) counterparts of the Partnership
                ---------------------
Amendment duly executed by REIT OP evidencing the issuance of the Units to Prudential and the admission of Prudential to the Partnership.

          6.4.2 Registration Rights Agreement.  The Registration Rights
                -----------------------------
Agreement for the benefit of Prudential and duly executed by the Company.

          6.4.3 Initial Distribution and Cash Purchase and Sale Agreement
                ---------------------------------------------------------
Closing. Immediately available federal funds in the amount of the Initial Distribution and all of the closing deliveries required under the Cash Purchase and Sale Agreement, including without limitation, the funds to be received by Prudential thereunder.

          6.4.4 Assignment of Equipment Leases, Commission Agreements, Service
                --------------------------------------------------------------
Contracts, Permit Rights, Warranties, Guaranties and Intangible Property.
------------------------------------------------------------------------

          (i) Assignment of Equipment Leases and Service Contracts.  The
              ----------------------------------------------------
          Assignment of Equipment Leases and Service Contracts executed and acknowledged by REIT OP, all as more particularly set forth in Section
                                                                         -------
          6.3.4 above.
          -----

          (i) Assignment of Warranties.  The Assignment of Warranties executed
              ------------------------
          and acknowledged by REIT OP, all as more particularly set forth in
          Section 6.3.4 above.
          -------------

          6.4.5 REIT OP's Certificates.  REIT OP's As-Is Certificate and Waiver
                ----------------------
and Indemnity Agreement in the form attached hereto as EXHIBIT N and REIT OP's
                                                       ---------
Closing Certificate in the form attached hereto as EXHIBIT S-1.
                                                   -----------

          6.4.6 Assignment of Leases.  The Assignment of Leases executed by
                --------------------
REIT OP.

          6.4.7 Evidence of Authority.  Documentation to establish to
                ---------------------
Prudential's reasonable satisfaction the due authorization of REIT OP's acquisition of the Property and REIT OP's delivery of the documents required to be delivered by REIT OP pursuant to this Agreement (including, but not limited to, the Partnership Agreement and the organizational documents of the Company, as they may have been amended from time to time, resolutions of the Company and incumbency certificates of the Company.

          6.4.8 Other Documents.   Such other documents as may be reasonably
                ---------------
required by REIT OP's Lead Title Insurer or may be agreed upon by Prudential and REIT OP to consummate the Transaction or as may otherwise be required by the express terms of this Agreement.

          6.4.9  Naming Rights Agreement. The Naming Rights Agreement executed
                 -----------------------
by REIT OP.

           6.4.10 Development Rights Joint Venture Agreement. The Development
                  ------------------------------------------
Rights Joint Venture Agreement executed by REIT OP.

          6.4.11 Tax Protection Agreement.  Two (2) counterparts of the Tax
                 ------------------------
Protection Agreement or other documentation satisfactory to Prudential documenting the agreements referred to in Section 2.5 above, executed by REIT
                                          -----------
OP.

          6.4.12 Cash Purchase and Sale Agreement.  All of the closing
                 --------------------------------
deliveries required under the Cash Purchase and Sale Agreement.

      6.5 Delivery of Deed.  Effective upon delivery of the Deed, actual and
          ----------------
exclusive possession of the Property (subject only to the Title Matters) and risk of loss to the Property shall pass from Prudential to REIT OP.

                       ARTICLE 7 - CONDITIONS TO CLOSING

      7.1 Conditions Precedent to Obligations of Prudential.   Prudential's
          -------------------------------------------------
obligation to close the Transaction is conditioned on satisfaction of all of the following, any or all of which may be waived by Prudential by an express written waiver, at its sole option:

           7.1.1 Intentionally Omitted.
                 ---------------------

          7.1.2  Representations True; Performance of Covenants.  All
                 ----------------------------------------------
representations and warranties made by REIT OP in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date and REIT OP shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

          7.1.3  REIT OP's Deliveries Complete.  REIT OP shall have delivered
                 -----------------------------
all of the documents to be executed by REIT OP set forth in Section 6.4 and
                                                            -----------
shall have performed all other covenants, undertakings and obligations in all material respects, and complied with all conditions required by this Agreement, to be performed or complied with by REIT OP at or prior to the Closing.

          7.1.4  Opinion of REIT OP's Counsel.  On the Closing Date, Prudential
                 ----------------------------
shall have received an opinion of Wachtel Lipton Rosen & Katz and/or Goulston & Storrs, counsel for REIT OP, dated as of the Closing Date, in form and substance reasonably satisfactory to Prudential regarding the due organization and authority of REIT OP and its general partner, the due execution and delivery of this Agreement and the other Transaction Documents, the ability of REIT OP and its general partner to consummate the Transaction and to perform their respective obligations under this Agreement and the other Transaction Documents, and the due authorization, valid issuance and non-assessability of the Units to be issued to Prudential hereunder upon Closing.

          7.1.5  Cash Purchase and Sale Agreement Conditions.  There shall be no
                 -------------------------------------------
default by REIT OP under the Cash Purchase and Sale Agreement and all of the conditions to Closing set forth in the Cash Purchase and Sale Agreement shall have been satisfied.

          7.1.6  REIT OP Closing Certificate.  At the Closing Date, Prudential
                 ---------------------------
shall have received a certificate, dated the Closing Date, signed by an authorized officer of the general partner of REIT OP in such capacity and not individually to the effect set forth in Subsection 7.1.2, and stating that the
                                        ----------------
conditions specified in this Section 7.1 have been satisfied at the Closing
Date.

          7.1.7  General Partner's Officers' Certificate/Incumbency.  At the
                 --------------------------------------------------
Closing Date, Prudential shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the general partner of REIT OP in such capacity and not individually and certifying (i) that attached thereto is a true, correct and complete copy of (A) its articles of organization, (B) its bylaws and (C) resolutions duly adopted by the Board of Directors of the general partner of REIT OP authorizing the execution and delivery of the documents relating to the transaction contemplated by this Agreement, including, without limitation, the execution and delivery of the Partnership Amendment and the issuance of the Units (collectively, the "TRANSACTION") and (ii) the incumbency of officers executing this Agreement and
------------
the other documents relating to the Transaction.

          7.1.8  Transaction Not Prohibited.  No Law or Order shall have been
                 --------------------------
enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement.
No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          7.1.9  Other Approvals.  All approvals set forth in Schedule 8.1.7
                 ---------------                              --------------
shall have been received or the applicable waiting periods shall have expired.

          7.1.10 Financing Structure.  The terms of the financing of the
                 -------------------
Transaction reflected on the Term Sheet attached hereto as EXHIBIT U shall be
                                                           ---------
reflected in the Transaction Documents and such other documents as REIT OP may enter into in order to finance the

Transaction. Without limiting the foregoing, all of the debt contemplated by this Agreement, including, without limitation, by the terms of the Tax Protection Agreement, shall be closed and funded simultaneously with Closing and the Prudential Guaranties contemplated to be provided by Prudential hereunder shall have been executed and delivered.

      7.2 Conditions Precedent to Obligations of REIT OP.  REIT OP's obligation
          ----------------------------------------------
to close the Transaction is conditioned on satisfaction of all of the following, any or all of which may be waived by REIT OP by an express written waiver, at its sole option:

          7.2.1 Representations True; Performance of Covenants.  All
                ----------------------------------------------
representations and warranties made by Prudential in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date and Prudential shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date and Prudential shall have provided such evidence thereof as REIT OP may reasonably request.

          7.2.2 Prudential Closing Certificate.  At the Closing Date, REIT OP
                ------------------------------
shall have received a certificate, dated the Closing Date, signed by an authorized officer of Prudential in such capacity and not individually to the effect set forth in Subsection 7.2.1, and stating that the conditions specified
                    ----------------
in this Section 7.2 have been satisfied at the Closing Date.
        -----------

          7.2.3 Title Conditions Satisfied.  At the time of the Closing, REIT
                --------------------------
OP's Title Insurer shall be prepared to issue an owner's policy of title insurance in the form of the Stewart Commitment as modified by REIT OP's Title Insurer in accordance with the terms of Section 3.2 prior to the execution of
                                        -----------
this Agreement, including such endorsements and other coverages as REIT OP may have negotiated with REIT OP's Title Insurer prior to the execution of this Agreement.

          7.2.4 Prudential's Deliveries Complete.  Prudential shall have
                --------------------------------
delivered all of the documents and other items required pursuant to Section 6.3
                                                                    -----------
and shall have performed all other covenants, undertakings and obligations in all material respects, and complied with all conditions required by this Agreement, to be performed or complied with by Prudential at or prior to the Closing.

          7.2.5 Transaction Not Prohibited.  No Law or Order shall have been
                --------------------------
enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement.
No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          7.2.6 Prudential Authorization.  At the Closing, REIT OP shall have
                ------------------------
received a certificate, dated the Closing Date, signed by an officer of Prudential in such capacity and not individually to the effect set forth in Subsection 8.2.1 and certifying that Prudential has received all necessary
----------------
internal approvals and authorizations necessary in connection with its acquisition of the Units to be issued to Prudential pursuant to this Agreement.

          7.2.7 Site Survey Approval. Evidence of Massachusetts Land Court (the
                --------------------
"LAND COURT") and, to the extent required, the City of Boston approval of the
-----------
Site Survey sufficient for the Deed to be registered with the Land Court (the "SITE SURVEY APPROVAL").
---------------------

          7.2.8 Building Code Variances. The variances from the violations of
                -----------------------
the Massachusetts Building Code created by the subdivision of the Land from the remaining portion of the Prudential Center issued by the Boston Board of Appeals dated March 31, 1998 filed with the Inspectional Services Department on April 6, 1998 (the "BUILDING CODE VARIANCE").
           ----------------------

          7.2.9 Cash Purchase and Sale Agreement Conditions.  There shall be no
                -------------------------------------------
default by Prudential under the Cash Purchase and Sale Agreement and all of the conditions to Closing set forth in the Cash Purchase and Sale Agreement shall have been satisfied.

      7.3 Waiver of Failure of Conditions Precedent.  At any time or times on or
          -----------------------------------------
before the date specified for the satisfaction of any condition, Prudential or REIT OP may elect in writing to waive the benefit of any such condition set forth in Section 7.1 or Section 7.2, respectively. By closing the Transaction,
         -----------    -----------
(i) Prudential shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.1, and (ii) REIT OP
                                              -----------
shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.2. Subject to Prudential's right
                                    -----------
to extend the Closing as provided under this Agreement, in the event any of the conditions set forth in Sections 7.1 or 7.2, respectively, are neither waived
                        ------------    ---
nor fulfilled by the Closing Date, REIT OP or Prudential (as appropriate) may terminate their obligations to perform at the Closing and otherwise under this Agreement in accordance with the provisions of Article 10.
                                               ----------

      7.4 Closing Date Extension.  If as of the Closing Date, (i) the Site
          ----------------------
Survey Approval is not obtained or (ii) an outstanding appeal has been taken from the Building Code Variance, then either party may elect to extend the Closing Date by written notice to the other party delivered at least two (2) Business Days prior to the Closing Date, for such time as is necessary to obtain the Site Survey Approval or resolve any outstanding appeal taken from the Building Code Variance but in no event shall such extension extend the Closing Date beyond June 30, 1998. Subject to the foregoing, if the Site Survey Approval has not been obtained or any outstanding appeal from the Building Code Variance nor been resolved to the mutual satisfaction of Prudential and REIT OP, by the Closing Date as so extended and both parties do not mutually agree to proceed to close the Transaction, then Prudential shall promptly return the Letter of Credit to REIT OP and upon such return, this Agreement shall terminate and neither party shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it shall survive the termination of this Agreement.



                  ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

      8.1 REIT OP's Representations.  REIT OP represents and warrants to, and
          -------------------------
covenants with, Prudential as of the date hereof as follows:

          8.1.1 Organization, Good Standing and Authority.   REIT OP is a
                -----------------------------------------
limited partnership and the Company is a corporation, each of which is duly organized, validly existing and in good standing under the laws of their respective states of organization, is duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where failure to do so would not have a Material Adverse Effect, and is duly qualified or in the process of becoming duly qualified in the Commonwealth of Massachusetts, and each of REIT OP and the Company is authorized to consummate the transactions contemplated hereby and fulfill all of their respective obligations hereunder and under all documents contemplated hereunder to be executed by REIT OP and/or the Company, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by REIT OP and/or the Company, and to perform all of their respective obligations hereunder and thereunder. REIT OP has delivered to Prudential true, correct and complete copies of the Partnership Agreement, its certificate of limited partnership, the certificate of incorporation of the Company and the bylaws of the Company.

          8.1.2 REIT OP's Authorization and Binding Effect. This Agreement has,
                ------------------------------------------
and all documents contemplated hereunder to be executed by REIT OP and/or the Company when executed and delivered will have, been duly authorized by all requisite partnership or corporate action on the part of REIT OP and the Company and are, or will upon execution and delivery, as applicable, the valid and legally binding obligation of REIT OP and the Company, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by REIT OP or the Company, nor the performance of the obligations of REIT OP or the Company hereunder or thereunder will result in the violation of any provision of the Partnership Agreement or the articles of organization or bylaws of the Company, or will conflict with any order or decree of any court or governmental instrumentality of any nature by which REIT OP or the Company is bound.

           8.1.3 Capitalization
                 --------------

                 (a) Units. The capitalization of REIT OP is set forth in
                     -----
Exhibit A of the Partnership Agreement. As of January 30, 1998, 80,122,825 Units in the aggregate were issued and outstanding. There are no restrictions on the transfer of the Units to be issued hereunder other than those contained in the Partnership Agreement or the Registration Rights Agreement, and those arising from federal and applicable state securities Laws. All currently issued and outstanding Units of the Partnership were duly authorized and validly issued in accordance with the terms of the Partnership Agreement and in compliance with applicable Laws, and, are convertible into Company Stock, in accordance with the terms of the Partnership Agreement. Except as set forth on Schedule 8.1.3(a) and except as
                                              -----------------
created by this Agreement, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating REIT OP to issue any Units. At the Closing, upon receipt of the Property, the Partnership will have transferred the Units to be issued hereunder free and clear of all Liens, and as of the Closing, Prudential will be admitted as a limited partner of the Partnership. The issuance of the Units to the Prudential at the Closing will not require any approval or consent of any Person except any such approval that shall have been obtained on or prior to the Closing. Assuming the accuracy of the representations of Prudential set forth in
Section 8.2.2 hereof, the issuance of the Units to Prudential hereunder is
-------------
exempt from registration under the Securities Act and applicable state securities Laws.

          (b)  Stock. Schedule 8.1.3(b) sets forth (i) the total number of
               -----  -----------------
shares of Company Stock outstanding and (ii) all options, warrants and
registration rights with respect to Company Stock.   All of the outstanding
shares of Company Stock are duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. If and when issued, the Company Stock issuable upon redemption of the Units delivered hereunder pursuant to the Partnership Agreement will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders.

          8.1.4 Conflicting Agreements and Other Matters.  Neither REIT OP nor
                ----------------------------------------
any Affiliate of REIT OP is a party to any contract or agreement or subject to any articles of incorporation or other corporate restriction compliance with which could reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery of the documents relating to the Transaction nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the Units to be issued to Prudential pursuant to this Agreement will
(i) to REIT OP's knowledge violate any provision of any Law presently in effect or in effect at the Closing Date having applicability to REIT OP or the Company of REIT OP or any of their properties including, without limitation, to, the Property, except such violations as could not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in a breach of or constitute a default under the Charter or Bylaws or any other organizational document of either REIT OP or the Company, (iii) except as set forth in Schedule 8.1.4, require any consent, approval or notice under, or
         --------------
conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which REIT OP or the Company is a party or by which any of their respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect or (iv) result in, or require the creation or imposition of, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind (each individually a "LIEN" and
                                                              ----
collectively referred to as "LIENS") upon or with respect to any of the
                             -----
properties now owned or hereafter acquired by REIT OP or the Company. Neither REIT OP nor any Affiliate of REIT OP is bound by any agreement which would impose upon Prudential any personal obligation or personal liability which is greater than the personal obligations and personal liabilities imposed upon Prudential under this Agreement and the Registration Rights Agreement to be entered into by REIT OP and Prudential. In addition, REIT OP is not aware of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          8.1.5 Litigation, Proceeding, etc.  There is no action, suit, notice
                ---------------------------
of violation, proceeding or investigation pending or, to the best knowledge of REIT OP, threatened against or affecting REIT OP or the Company or any of their respective properties before or by any Governmental Entity which (i) challenges the legality, validity or enforceability of any of the documents relating to the Transaction or (ii) could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect or (iii) would (individually or in the aggregate) impair the ability of REIT OP to perform fully on a timely basis any obligations which it has under any of the documents relating to the Transaction.

          8.1.6 No Default or Violation.  Neither REIT OP nor the Company has
                -----------------------
received written notice that it is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as could not reasonably be expected to have a Material Adverse Effect, (ii) in violation of any Order of any Governmental Entity, except for such violations as could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the Transaction, (B) have a Material Adverse Effect or
(C) adversely impair REIT OP's ability or obligation to perform fully on a timely basis any obligation which it has under the documents relating to the Transaction.

          8.1.7 Governmental Consents, etc.  Except as may be required under any
                --------------------------
applicable securities law in connection with the performance by REIT OP of its obligations under the Registration Rights Agreement, and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, Prudential set forth herein, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Entity or any securities exchange is required in connection with the execution, delivery or performance by REIT OP of this Agreement and the issuance of the Units to be Prudential pursuant to this Agreement except for those that (i) have been made or obtained by REIT OP as of the date hereof or (ii) are set forth in Schedule 8.1.7 and by
                                                          --------------
the Closing shall be made or received by REIT OP. At the Closing Date, REIT OP will have made all filings and given all notices to Governmental Entities and obtained all necessary ordinances, registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations from any Governmental Entity, to own or lease its properties and to conduct its Property and businesses as currently conducted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. At the Closing Date, all such registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations, the failure of which to file, give notice of or obtain could reasonably be expected to have a Material Adverse Effect, will be in full force and effect. The assets of REIT OP qualify as exempt assets for purposes of the Hart-Scott-Rodino Act and no filing under the Hart-Scott-Rodino Act is required in connection with the issuance of the Units to be Prudential pursuant to this Agreement.

          8.1.8  Private Offering.  Neither REIT OP nor any person acting on its
                 ----------------
behalf has taken or will take any action (including, without limitation, any offering of any securities of REIT OP under circumstances which would require the integration of such offering with the issuance of the Units under the Securities Act) which might subject the issuance of the Units to the registration requirements of Section 5 of the Securities Act.

          8.1.9  Insurance.  At Closing, REIT OP or its affiliated title holding
                 ---------
entities will have (i) with respect to each property owned by REIT OP (including, without limitation, the Property), "all risk" property insurance, including fire, flood, extended coverage (but excluding earthquake) and rental loss insurance and (ii) with respect to REIT OP, and each property owned by REIT OP (including, without limitation, the Property), commercial general liability insurance, in each case under such terms and in such amounts and covering such risks that are customary for properties and businesses similar to those of REIT OP and any Affiliates of REIT OP as reasonably determined by REIT OP. There are currently no outstanding material losses for which REIT OP or any Affiliate of REIT OP has failed to give or present notice or claim under any policy which would have a Material Adverse Effect. Policies for all the insurance are in full force and effect and none of REIT OP or any Affiliates of REIT OP is in default in any material respect under any of the policies.

          8.1.10 Information Provided.  Neither this Agreement, the schedules
                 --------------------
and exhibits hereto, nor any other written document delivered to Prudential in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, in light of the circumstances under which it was made, not misleading, and all material information regarding REIT OP and all Affiliates of REIT OP is provided therein or in the SEC Documents referred to in Section 8.1.14 below.
                         --------------

          8.1.11 No Other Liabilities.  Except as set forth in Schedule 8.1.11,
                 --------------------                          ---------------
neither REIT OP nor the Company will have any material liability, whether absolute, accrued, contingent or otherwise, except liabilities (i) reflected on the consolidated balance sheet of REIT OP and the Company as of December 31, 1997, or (ii) liabilities that (1) are incurred by REIT OP or the Company after December 31, 1997 in the ordinary course of business and (2) could not reasonably be expected to have a Material Adverse Effect.

          8.1.12 Status of Partnership Agreement, Taxes and REIT Status.  The
                 ------------------------------------------------------
Partnership Agreement is in full force and effect, a true, complete and correct copy thereof has been delivered to the Prudential and there are no dissolution, termination or liquidation proceedings pending or contemplated with respect to REIT OP. REIT OP is, and has been since the date of its formation, taxable as a "partnership" as defined in Section 7701(a) of the Code and is, and has been since the date of its formation, not taxable as a corporation by reason of not being a publicly traded partnership within the meaning of Section 7704 of the Code. Each of REIT OP and the Company has filed all tax returns that are required to be filed with any Governmental Entity and has paid all taxes due pursuant to the tax returns or any assessment received by it or otherwise required to be paid, except taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect. The Company (i) has elected to be taxed as a REIT effective for the taxable year ending December 31, 1997 and such election has not been terminated or revoked
(ii) qualifies for taxation as a REIT for the year ended December 31, 1997 and for its current taxable year, (iii) operates, and intends to continue to operate, in a manner so as to qualify as a REIT, and (iv) has not sold or otherwise disposed of any assets which could give rise to a material amount of tax pursuant to any election made by the Company under Notice 88-19, 1988-1 CB 486 and does not expect to effect any such sale or other disposition.

          8.1.13 Compliance with Laws.  Neither REIT OP nor the Company has been
                 --------------------
in or is in, and none of them has received written notice of, violation of or default with respect to, any law or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          8.1.14 SEC Documents.  The Company has filed with the Securities and
                 -------------
Exchange Commission (the "COMMISSION") all reports, schedules, forms, statements
                          ----------
and other documents required by the Exchange Act to be filed by the Company (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). REIT OP has
                                                  -------------
delivered or made available to Prudential all SEC Documents. As of their respective filing dates, (or if amended, revised or superseded by a subsequent filing with the Commission then on the date of such subsequent filing), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The consolidated financial statements of REIT OP, the Company and all Affiliates of REIT OP included in all SEC Documents, including any amendments thereto (the "SEC FINANCIAL STATEMENTS"), comply as to form in all
                         ------------------------
material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.

          8.1.15 Material Contracts.  The SEC Documents and Schedule 8.1.15
                 ------------------                         ---------------
includes a correct and complete list of the following with respect to REIT OP and the Company: (1) agreements with any unitholder or shareholder having beneficial ownership of 5% or more of the Units of REIT OP or the shares of Company Stock then issued and outstanding, director or officer of the Company and all shareholders' agreements and voting trusts; and (2) agreements not made in the ordinary course of business and which would reasonably be expected to result in a Material Adverse Effect.

          8.1.16 No Merger Agreements.  As of the date hereof, except as set
                 --------------------
forth in Schedule 8.1.16, neither the Company nor REIT OP has entered into any
         ---------------
agreement with any person or entity which has not been terminated as of the date of this Agreement and under which there remains any material liability or obligation thereof with respect to a merger or consolidation with either the Company or REIT OP, or any other acquisition of a substantial amount of the assets of the Company or REIT OP, which would reasonably be expected to result in a Material Adverse Effect.

          8.1.17 Certain Actions by REIT OP.  REIT OP has not:  (i) made a
                 --------------------------
general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by REIT OP's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of REIT OP's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of REIT OP's assets, (v) admitted in writing REIT OP's inability to pay its debts as they come due; or (vi) made an offer of settlement, extension, or composition to its creditors generally.

     Anything in this Agreement to the contrary notwithstanding, (i) REIT OP shall only be liable to Prudential hereunder for a breach of a representation and warranty made herein or in any Transaction Document where the actual direct damages to Prudential for all breaches of representations and warranties of REIT OP made herein or in any other Transaction Document, in the aggregate, when taken together with all other breaches of representations and warranties, exceeds $600,000, and (ii) the maximum aggregate liability of REIT OP, and the maximum aggregate amount which may be awarded to and collected by Prudential for all breaches of representations and warranties of REIT OP made herein or in any other Transaction Document shall not exceed the lesser of (A) the actual, direct damages proximately caused by any such material breaches of representations and warranties of REIT OP, and (B) Twenty Million Dollars ($20,000,000.00).

All references in this Agreement to "REIT OP'S KNOWLEDGE" or words of similar
                                     -------------------
import shall refer to the knowledge of Edward H. Linde, Douglas T. Linde, David
G. Gaw and Frederick J. DeAngelis. There shall be no personal liability on the part of the foregoing individuals arising out of any representations or warranties made herein. All representations and warranties of REIT OP in this Agreement shall be true and correct in all material respects on and as of the Closing as if such representations and warranties were made on and as of the Closing Date (subject to revisions to reflect changed circumstances or knowledge obtained between execution of the Agreement and the Closing). The representations and warranties contained in Article 8 and in the certificates delivered by REIT OP pursuant to
             ---------
Section 6.3.6, and limitations on liability associated therewith, shall survive
-------------
the Closing and the execution and delivery of the Deed until the three hundred and sixty-fifth (365th) day following the Closing Date, and no action based thereon shall be commenced after such three hundred and sixty-fifth (365th) day provided that, if written notice asserting a claim for breach of any such representation or warranty shall have been given to REIT OP prior to the expiration of such three hundred and sixty-five (365) day period and an action based thereon shall have been commenced prior to the second anniversary of the Closing Date, such representation and warranty and any right to indemnification for breach thereof, shall survive, to the extent as such claim only, until such claim is resolved. The indemnification and other agreements of the parties set forth herein which expressly provide that they shall survive the Closing or the earlier termination of this Agreement shall not expire, except as specifically set forth in those Sections. Any rights a party may have in the event such party terminates this Agreement pursuant to the terms hereof shall survive such termination.

      8.2 Prudential's Representations.  Prudential represents and warrants to
          ----------------------------
REIT OP as of the date hereof as follows:

          8.2.1 Prudential's Authorization.  Prudential is (a) duly organized,
                --------------------------
validly existing and in good standing under the laws of the State of New Jersey and is qualified to do business in the Commonwealth of Massachusetts, (b) authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Prudential, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Prudential and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Prudential have been duly authorized by all requisite corporate action on the part of Prudential and are the valid and legally binding obligation of Prudential enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Prudential nor the performance of the obligations of Prudential hereunder or thereunder will result in the violation of any provision of the Articles of incorporation and by-laws of Prudential or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Prudential is bound.

          8.2.2 Investment Intent.  Prudential represents and warrants to REIT
                -----------------
OP that the Units to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Units or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State or any foreign country or jurisdiction.

          8.2.3 Prudential Status.  Prudential represents and warrants to, and
                -----------------
covenants and agrees with, REIT OP that (i) at the time Prudential was offered the Units, Prudential was,

(ii) at the date hereof, Prudential is, and (iii) at the Closing Date, Prudential will be, a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or an "accredited investor" as defined in Rule 501 under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating REIT OP and an investment in the REIT OP, and is able to bear the economic risk of such investment.


          8.2.4 Access to Information. Prudential acknowledges as of the date
                ---------------------
hereof that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of REIT OP concerning the terms and conditions of the offering of the Units and the merits and risks of investing in REIT OP; (ii) access to information about REIT OP, REIT OP's financial condition, pro forma results of operations, business properties, management and prospects sufficient to enable it to evaluate its investment in the Units; and (iii) the opportunity to obtain such additional information which REIT OP possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Documents.

          8.2.5 Reliance.  Prudential also understands and acknowledges that (i)
                --------
the Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable, and in compliance with the Partnership Agreement, (ii) the Units are being offered and sold to Prudential without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (iii) the availability of such exemption depends in part on, and that REIT OP and, for purposes of the opinion to be delivered to Prudential pursuant to Section 7.1.4
                                                                  -------------
hereof, Wachtel Lipton Rosen & Katz, will rely upon, the accuracy and truthfulness of the foregoing representations and Prudential hereby consents to such reliance.

          8.2.6 Other Agreements.  Prudential has not entered into any currently
                ----------------
effective agreement to sell, contribute, transfer or otherwise dispose of all or any portion of its interests in and to the Property other than this Agreement and the Cash Purchase and Sale Agreement.

           8.2.7 Other Prudential Representations.  To Prudential's knowledge
                 --------------------------------
(as such term is hereinafter defined):

          (a) Except as listed in EXHIBIT W attached hereto and incorporated
                                  ---------
herein by this reference, (i) Prudential has not received any written notice of any threatened litigation, claim, condemnation, administrative proceeding, or special assessment against Prudential or the Property which would, if determined adversely to Prudential, materially and adversely affect the Property or the operation thereof, and (ii) there is not pending any litigation, suit, claim, arbitration, condemnation, administrative proceeding, or special assessment, which would, if determined adversely to Prudential, materially and adversely affect the Property or the operation thereof.

          (b) The list of Management Agreements set forth on EXHIBIT H and
                                                             ---------
Service Contracts set forth on EXHIBIT V is a complete list of all such
                               ---------
agreements and any amendments thereto affecting the Property, and the list of Equipment Leases set forth on EXHIBIT E is a complete list of all equipment
                              ---------
leases affecting the Property. Prudential has delivered to REIT OP true and complete copies of all Management Agreements, Service Contracts and Equipment Leases.

          (c) Prudential has not sent nor received any written notice of default under the terms of any of the Management Agreements, Service Contracts or Equipment Leases, Leases or easements appurtenant to or burdening the Real Property except as noted on the respective Exhibits listing such agreement, contract or lease. Prudential has not received any written notice of default under the terms of any easement appurtenant to or burdening the Real Property.

          (d) As of the date of this Agreement, the only tenants of the Property are the respective Tenants (which include licensees and concessionaires occupying the Property) listed in EXHIBIT I attached hereto and incorporated
                                  ---------
herein by this reference and as of the date of this Agreement, and the only leases licenses, concession agreements or occupancy agreements affecting the Property are the respective Leases, licenses, concession agreements and occupancy agreements listed in EXHIBIT I. Prudential has delivered to REIT OP
                               ---------
true and complete copies of all Leases, licenses, concession agreements and occupancy agreements listed in EXHIBIT I.
                               ---------

          (e) As of the date hereof, there are no leasing commissions due in connection with any Lease or occupancy agreement affecting the Property that have not been paid in full prior to the date hereof, except for those (if any) indicated on any of EXHIBIT I with respect to particular leases shown thereon.
                    ---------

          (f) Prudential owns all the Supplies and the Equipment except for the equipment leased by Prudential or the Manager under the equipment leases described in EXHIBIT J attached hereto and incorporated herein by this
             ---------
reference, and such Equipment together with the equipment leased by Prudential under the equipment leases described in EXHIBIT J, is all of the equipment used
                                        ---------
by Prudential to operate the Property.

          (g) Prudential has received no written notice from any Governmental Entity of any violation of any laws, ordinances or regulations applicable to any of the Property that has not been corrected as of the date hereof except as set forth on EXHIBIT W hereto.
         ---------

               (h) There is no proceeding pending or threatened by or against Prudential under the United States Bankruptcy Code.

      8.3 General Provisions.
          ------------------

          8.3.1 No Liability for Known Facts.  Neither party shall have any
                ----------------------------
liability in connection with this Agreement by reason of an inaccuracy of a representation or warranty, if and to the extent that such inaccuracy is in fact known by the other party at the time of the Closing and such other party elects, nevertheless, to consummate the Transaction.

          8.3.2 No Representation As to Leases.  Prudential does not represent
                ------------------------------
or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

          8.3.3 Definition of "Prudential's Knowledge".  All references in this
                --------------------------------------
Agreement to "PRUDENTIAL'S KNOWLEDGE" or words of similar import shall refer
              ----------------------
only to the actual knowledge of David A. Raszmann (the "DESIGNATED EMPLOYEE")
                                                        -------------------
and shall not be construed to refer to the knowledge of any other officer, agent or employee of Prudential or any affiliate thereof, or, except as to oral inquiry of Richard Heidelberger and Steve Hall, employees of the Manager as to the matters set forth in Section 8.2.1, to impose or have imposed upon the
                         -------------
Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to REIT OP or the contents of files maintained by the Designated Employee. There shall be no personal liability on the part of the Designated Employee arising out of any representations or warranties made herein.

          8.3.4 Representations Deemed Modified.  To the extent that REIT OP
                -------------------------------
knows or is deemed to know prior to the execution of this Agreement that Prudential's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect REIT OP's knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, REIT OP shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to REIT OP, or any studies, tests, reports, or analyses prepared by or for REIT OP or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "REIT OP'S REPRESENTATIVES") or otherwise obtained by REIT OP or REIT
            -------------------------
OP's Representatives contains information which is inconsistent with such representation or warranty. To the extent that Prudential knows or is deemed to know prior to the execution of this Agreement that REIT OP's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Prudential's knowledge or deemed knowledge, as the case may be.

          8.3.5 Notice of Breach; Right to Cure.  If after the date hereof but
                -------------------------------
prior to the Closing, REIT OP or any REIT OP's Representative, on the one hand, or Prudential, on the other hand obtains actual knowledge that any of the representations or warranties made herein by the other party to this Agreement are untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, either party obtains knowledge that any of the representations or warranties made herein by it are untrue, inaccurate or incorrect in any material respect, it shall give the other party hereto written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, the breaching party shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such cure. If the breaching party is unable to so cure any misrepresentation or breach, then the non-breaching party, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transaction and, in the case of a breach by Prudential, without any reduction of or credit against the Contribution Price, or (b) to terminate this Agreement by written notice given to the non-breaching party on the Closing Date, in which event this Agreement shall be terminated, and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, REIT OP shall be deemed to waive such misrepresentation or breach of warranty, and REIT OP shall be required to consummate the Transaction without any reduction of or credit against the Contribution Price.

          8.3.6 Survival. The representations and warranties contained in
                --------
Article 8 and in the certificate delivered by Prudential pursuant to Section
---------                                                            -------
6.4.6, and limitations on liability associated therewith, shall survive the
-----
Closing and the execution and delivery of the Deed until the three hundred and sixty-fifth (365th) day following the Closing Date, and no action based thereon shall be commenced after such three hundred and sixty-fifth (365th) day provided that, if written notice asserting a claim for breach of any such representation or warranty shall have been given to Prudential prior to the expiration of such three hundred and sixty-five (365) day period and an action based thereon shall have been commenced prior to the second anniversary of the Closing Date, such representation and warranty and any right to indemnification for breach thereof, shall survive, to the extent as such claim only, until such claim is resolved. The indemnification and other agreements of the parties set forth herein which expressly provide that they shall survive the Closing or the earlier termination of this Agreement shall not expire, except as specifically set forth in those Sections. Any rights a party may have in the event such party terminates this Agreement pursuant to the terms hereof shall survive such termination.

          8.3.7 Limitation on Prudential's Liability.  Anything in this
                ------------------------------------
Agreement to the contrary notwithstanding, (i) Prudential shall only be liable to REIT OP hereunder for a breach of a representation and warranty made herein or in any Transaction Document, including, without limitation, an estoppel certificate delivered by Prudential pursuant to Section 6.3.5, where the actual
                                                -------------
direct damages to REIT OP for all breaches of representations and warranties of Prudential made herein or in any other Transaction Document, in the aggregate, when taken together with all other breaches of representations and warranties, exceeds $600,000, and

(ii) the maximum aggregate liability of Prudential, and the maximum aggregate amount which may be awarded to and collected by REIT OP, for all breaches of representations and warranties of Prudential made herein or in any other Transaction Document, including, without limitation, an estoppel certificate delivered by Prudential pursuant to Section 6.3.5, shall not exceed the lesser
                                    -------------
of (A) the actual, direct damages proximately caused by any such material breaches of representations and warranties of Prudential, and (B) Twenty Million Dollars ($20,000,000.00).


                             ARTICLE 9 - COVENANTS

      9.1 REIT OP's Covenants.  REIT OP hereby covenants as follows:
          -------------------

          9.1.1 Confidentiality.  REIT OP acknowledges that any information
                ---------------
furnished to REIT OP with respect to the Property has been provided pursuant to that certain confidentiality Agreement between REIT OP and Prudential dated July 25, 1997 and REIT OP shall honor its obligations under, and otherwise comply with each of the terms of, such confidentiality agreement. The provisions of this Section 9.1.1 shall survive any termination of this Agreement.
     -------------

          9.1.2 Approvals not a Condition to REIT OP's Performance.  REIT OP
                --------------------------------------------------
acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon REIT OP's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, (c) except as provided in Sections 7.2.5, 7.2.7 and 7.2.8, governmental or quasi-governmental approval to
--------------  -----     -----
the Transaction , (d) consents to assignments of any service contracts, management agreements or other agreements which REIT OP requests, or (e) endorsements to any REIT OP's Title Commitment other than those which REIT OP's Title Insurer shall commit in writing to issue to REIT OP (either unconditionally, or upon conditions consistent with the provisions of Sections
                                                                      --------
3.3 and 6.3 hereof or otherwise acceptable to Seller).
---     ---

          9.1.3 REIT OP's Indemnity; Delivery of Reports.  REIT OP hereby agrees
                ----------------------------------------
to indemnify, defend, and hold Prudential, its counsel, Morgan Stanley & Co., Inc. and Prudential Securities, Inc. ( collectively, "BROKER"), its sales
                                                      ------
agents, and each partner, officer, director, employee, agent or attorney of Prudential, its counsel, Broker, or its sales agents, and any other party related in any way of the foregoing (all of which parties are herein collectively called the "PRUDENTIAL PARTIES"), and the Property free and
                         ------------------
harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorneys fees and costs), arising out of damage to persons or property arising out of or resulting from the entry and/or the conduct of activities upon the Property by REIT OP, its agents, contractors and/or subcontractors in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. The foregoing indemnity shall not be deemed to apply to any actual or alleged loss or damage to the value of any of the Property or any loss of the sale contemplated by this Agreement, to the extent due solely from (i) any test results, studies, or evaluations made by REIT OP (or by any of REIT OP's consultants to REIT OP) being unfavorable, or (ii) REIT OP's decision not to proceed with the purchase of the Property. If this Agreement terminates without this occurrence of the Closing, REIT OP shall deliver promptly to Prudential copies of all third party reports commissioned by REIT OP evidencing the results of tests, studies or inspections of the Property. The provisions of this Section
                                                                         -------
9.1.3 shall survive the Closing or any termination of this Agreement.
-----

          9.1.4 Limit on Government Contacts.  Notwithstanding any provision in
                ----------------------------
this Agreement to the contrary and except with respect to making necessary standard inquires of the Massachusetts Department of Environmental Protection in connection with REIT OP's due diligence of the Real Property and adjacent properties, REIT OP shall not contact any governmental official or representative regarding Hazardous Materials on, or the environmental condition of, the Property without Prudential's prior written consent thereto, which consent shall not be unreasonably withheld. In addition, if Prudential's consent is obtained by REIT OP, Prudential shall (a) be entitled to review, modify and approve any written communication to such official or representative and (b) receive at least five (5) Business Days prior written notice of any intended contact and to have a representative present when REIT OP has any such contact with any governmental official or representative.

          9.1.5 Limited Negative Covenants of REIT OP.  REIT OP covenants and
                -------------------------------------
agrees as follows, and shall not enter into any agreement or take any other action inconsistent with the following, in each case until the earlier of the Closing Date or the termination of this Agreement, except as specifically contemplated by this Agreement or to the extent such action shall not reasonably be expect to result in a Material Adverse Effect; provided, however, that any
                                                  --------  -------
breach of the covenants set forth in this Section 9.1.5 shall not be a default
                                          -------------
with respect to any of REIT OP's obligations under this Agreement but, in the event that Prudential has elected to receive more than Twenty Five Million Dollars ($25,000,000) of Units hereunder, shall entitle Prudential, at Prudential's option, to elect to reduce the total value of the Units to be received from the REIT OP to an amount equal to not less than Twenty Five Million Dollars ($25,000,000) and increase the Initial Distribution to be made to Prudential by the amount of such reduction all in accordance with the terms and conditions of Section 2.1.
                  -----------

          (a) Organizational Documents.  REIT OP shall not amend the Partnership
              ------------------------
Agreement and the Company shall not amend its articles of organization or bylaws.

          (b) Mergers, Etc.  Except as shall have been previously agreed in
              -------------
writing by the parties, the Company and REIT OP shall not, and shall not permit any of the Affiliates of REIT OP to, merge or consolidate with any entity, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any entity or acquire all or substantially all of the assets or business of any entity in each case whether in one transaction or in a series of transactions pursuant to which the Company, REIT OP or such Affiliate of REIT OP shall not be the surviving entity.

          9.1.6 Tax Reporting.  REIT OP covenants and agrees that it shall
                -------------
report the Transaction and prepare and file all tax returns required for federal and state income tax purposes consistently with the manner agreed to by REIT OP and Prudential . REIT OP acknowledges and agrees that for federal and state income tax purposes (i) the contribution contemplated by this Agreement is to be reported as a tax free contribution pursuant to Section 721 of the Code, and
(ii) the Initial Distribution shall be treated as a tax free distribution pursuant to Section 731 of the Code provided that the provisions of Section 2(e) of the Tax Protection Agreement are satisfied. The provisions of this Section
                                                                      -------
9.1.6 shall survive the Closing
-----

          9.1.7 Survival.  The covenants of REIT OP in this Section 9.1 shall
                --------                                    -----------
survive the Closing in accordance with their terms and shall not be merged therein.

      9.2 Prudential's Covenants.  Prudential hereby covenants as follows:
          ----------------------

          9.2.1 Intentionally Omitted.
                ---------------------

          9.2.2 Maintenance of Property.  Except to the extent Prudential is
                -----------------------
relieved of such obligations by Article 11 hereof, between the date hereof and
                                ----------
the Closing Date, Prudential shall maintain and keep the Property in a manner consistent with Prudential's past practices with respect to the Property. Notwithstanding anything herein to the contrary, REIT OP hereby agrees that it shall accept the Property subject to, and Prudential shall have no obligation to cure, (i) all violations of Law or Orders or requirements and (ii) all physical conditions which would give rise to violations existing, which, with respect to both clauses (i) and (ii), exist on the date hereof. From the date hereof
     -----------     ----
through the Closing Date, Prudential (a) will advise REIT OP of any written notice Prudential receives from any Governmental Entity relating to the violation of any Law regulating the condition or use of the Property, and (b) will promptly notify REIT OP of any material change affecting the Property of which Prudential has knowledge.

          9.2.3 Access to Property.  Prior to the Closing, Prudential shall
                ------------------
allow REIT OP or REIT OP's representatives access to the Property upon reasonable prior notice at reasonable times provided such access does not interfere with the operation of the Property or the rights of tenants and subject to REIT OP's indemnification agreement set forth in Section 9.1.3.
                                                            --------------

          9.2.4 REIT OP Audit Rights.  Prudential acknowledges that REIT OP is
                --------------------
required to have audits performed of the records of the real properties acquired by REIT OP. Accordingly, for the period from the Closing Date through December 31, 1998, upon fifteen (15) days advance written notice from REIT OP, Prudential agrees to make available to REIT OP's independent accountants, Coopers & Lybrand LLP, for inspection and copying at REIT OP's sole cost and expense, sufficient information to prepare audited financial statements and an audit letter for the Property for the past three (3) years (1995, 1996 and 1997) which information shall include books and records for the Property, property and operating statements, current insurance policies, Real Estate Tax records, capital expenditure records and maintenance records of the Property. The covenant of Prudential set forth in this Section 9.2.4 of this Agreement shall survive the
                             -------------
Closing and shall not be merged therein.

          9.2.5 Suspension of Marketing.  Prudential agrees not to offer to
                -----------------------
sell, negotiate for or solicit or otherwise pursue any other offers for the purchase of the Property or any part thereof from any party other than REIT OP for the period of time beginning immediately after this Agreement is fully executed and the Initial Deposit is received by Prudential and ending on the termination of this Agreement, as applicable, by either party hereto in accordance with this Agreement.

          9.2.6 Estoppels.  Prudential agrees to request estoppels from (i) the
                ---------
Tenants, in the form attached hereto and (ii) the Sheraton Boston Hotel Trust and the owner of the shopping center known as "Copley Place", as grantors of easements appurtenant to the Real Property, estoppel certificates in such form and to the extent such estoppel certificates are provided for under the instrument(s) creating such appurtenant right(s).

          9.2.7 Nondisturbance Agreements.  Prudential agrees to cooperate, at
                -------------------------
no additional cost to Prudential, with REIT OP in the submission of requests to Tenants for nondisturbance agreements in favor of the lender(s) providing financing to REIT OP for the Transaction, by permitting REIT OP to deliver such requests to the Tenants.

      9.3 Mutual Covenants.
          ----------------

          9.3.1 Publicity.  Prudential and REIT OP each hereby covenant that at,
                ---------
prior to or immediately after the Closing neither Prudential nor REIT OP shall issue any press release or public statement (a "RELEASE") with respect to the
                                                -------
Transaction without the prior consent of the other, except to the extent required by Law or by NYSE. If either Prudential or REIT OP is required by law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.

          9.3.2 Broker.  Prudential and REIT OP expressly acknowledge that
                ------
Broker has acted as the exclusive broker with respect to the transaction contemplated herein and with respect to this Agreement, and that Prudential shall pay any brokerage commission due to Broker in accordance with the separate agreement between Prudential and Broker. Prudential and REIT OP each represents and warrants to the other that it has not dealt with any other broker in this transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this Section.

          9.3.3 Access to Records.  Where there is a legitimate reason
                -----------------
(including, without limitation, a tax audit, other governmental inquiry, or actual or prospective claim by or against either Prudential or REIT OP, or to which Prudential or REIT OP may become a party) for Prudential or REIT OP to require access to records or other information relating to the Property that is in the possession or control of the other party, and if providing such access would not adversely affect the party whose records are being sought (in the good faith judgment of such party), each party will, subject to the confidentiality agreements between REIT OP and Prudential dated July 25, 1997 and January 15, 1998, respectively, allow the other reasonable access to such records and information at their then-current location (or such other location as the party in possession of such records or information may reasonably designate), in order to analyze and/or copy the same (at the requesting party's sole cost and expense), for use solely for the purposes for which the same are being requested. In any case in which a party hereto desires to obtain any records or information pursuant to this Section, such party shall notify the other in writing of such request, settling forth in such notice the purposes for which such records and information are being requested and the expected use thereof (including, if applicable, the nature of any claim or other proceeding in which the same will be used and the parties thereto), and the party receiving such request may, as a condition to granting the same, require that the requesting party enter into an agreement protecting the confidentiality of such records and information. In no event shall a party be obligated to provide access to records or other information under this Section in connection with any litigation, claim, or dispute between REIT OP and Prudential, or in which REIT OP and Prudential are or may become adverse parties, other than in accordance with applicable discovery and evidentiary rules and procedures applicable to such matter, and no access to or disclosure of records or information shall be required hereunder if the same would or reasonably could result in the loss of any attorney-client privilege or other applicable evidentiary privileges that may be applicable to such records or information. Each party shall maintain its records for use under this Section for a period of not less than three (3) years after the Closing Date; provided that prior to such date no such records shall
                        -------- ----
be destroyed unless the holder provides the other party hereunder with at least ninety (90) days prior written notice. Upon receipt of notice of destruction, the nonholder shall have the option, at its sole cost and expense, to take possession of the records set for destruction, in which case the nonholder shall assume all further cost of storage and destruction of such records. The terms of this Section 9.3.3 shall survive the Closing and not be merged therein.
       --------------
Nothing in this Section 9.3.3 shall be deemed to limit the provisions of Section
                -------------
3(a) of the Tax Protection Agreement.

          9.3.4 Notification of Certain Matters.  REIT OP shall give prompt
                -------------------------------
notice to Prudential, and Prudential shall give prompt notice to REIT OP, of (a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any document relating to the Transaction to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and b) any failure of REIT OP, on the one hand, or Prudential, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any document relating to the Transaction.

          9.3.5 Further Assurances.  Promptly upon request by the other party,
                ------------------
each party shall, and shall cause its affiliates to, take, execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order to carry out more effectively the purposes of the Transaction and to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under the Transaction.

          9.3.6 Survival.  The provisions of this Section 9.3 shall survive the
                --------                          -----------
Closing (and not be merged therein) or earlier termination of this Agreement.


                      ARTICLE 10 - FAILURE OF PERFORMANCE

      10.1 REIT OP's Obligations.  If, on the Closing Date, (i) REIT OP is in
           ---------------------
default of any of its material obligations hereunder or (ii) any of REIT OP's representations or warranties are untrue in any material respect or (iii) any material condition to the obligation of Prudential to close hereunder has not been substantially satisfied as a result of the failure by REIT OP to perform its obligations under this Agreement or otherwise, then Prudential may elect to
(x) terminate this Agreement by written notice to REIT OP or (y) proceed to close the Transaction. If this Agreement is so terminated, then Prudential shall immediately be entitled to the proceeds of the Letter of Credit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement. The amount of liquidated damages set forth in this Section 10.1
                                                               ------------
shall be for all loss, damage and expense suffered by Prudential, including, without limitation, the loss of its bargain, it being agreed that Prudential's damages are difficult if not impossible to ascertain.

      10.2 Prudential's Obligations.  If, at the Closing, (i) Prudential is in
           ------------------------
default of any of its material obligations hereunder, (ii) any of Prudential's representations or warranties are untrue in any material respect, or (iii) any condition to the obligation of REIT OP to close hereunder set forth in Section
                                                                       -------
7.2 has not been substantially satisfied, REIT OP shall have the right to elect,
---
as its sole remedy, to (x) terminate this Agreement by written notice to Prudential, promptly after which the Letter of Credit shall be returned to REIT OP, (y) waive such default or condition and proceed to close the Transaction without any reduction of or credit against the Contribution Price or (z) seek specific performance of this Agreement in the event that such default or unsatisfied condition is within the control of Prudential and Prudential has willfully defaulted in its objectives hereunder or intentionally caused such condition to be unsatisfied.

                      ARTICLE 11 - CONDEMNATION/CASUALTY

      11.1 Condemnation.
           ------------

          11.1.1 Right to Terminate.  If, prior to the Closing Date, all or any
                 ------------------
significant portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Prudential shall notify REIT OP in writing of such fact promptly after obtaining knowledge thereof and provide to REIT OP appropriate information, to the extent in Prudential's possession, regarding such takings, and REIT OP shall have the right to terminate this Agreement by giving written notice to Prudential no later than ten (10) days after the giving of Prudential's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for REIT OP to make such election. The failure by REIT OP to so elect in writing to terminate this Agreement within such ten (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a "SIGNIFICANT PORTION" of the Property shall mean (i) such
                    -------------------
portion as shall have a value, as reasonably determined by Prudential, in excess of Five Million Dollars ($5,000,000.00) with respect to the Property, (ii) such portion, the taking of which shall have a Material Adverse Effect on the operation of the Real Property or (iii) such portion, the taking of which gives a Major Tenant the right, and such Major Tenant exercises such right, to terminate its Lease. If REIT OP elects to terminate this Agreement as aforesaid, the provisions of Section 11.4 shall apply.
                             ------------

          11.1.2 Assignment of Proceeds.  If (a) REIT OP does not elect to
                 ----------------------
terminate this Agreement as aforesaid in the event all or any significant portion of the Property is taken, or if (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Contribution Price; provided, however, that, at the Closing, Prudential shall
                    --------  -------
pay to REIT OP the amount of any award for or other proceeds on account of such taking which have been actually paid to Prudential prior to the Closing Date as a result of such taking (less all reasonable out of pocket costs and expenses, including attorneys' fees and costs, incurred by Prudential as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Prudential shall assign to REIT OP at the Closing (without recourse to Prudential) the rights of Prudential to, and REIT OP shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof.

      11.2 Destruction or Damage.
           ---------------------

              (a) In the event the Property is damaged or destroyed prior to the Closing Date, Prudential shall notify REIT OP in writing of such fact promptly after obtaining knowledge thereof and provide to REIT OP such appropriate information as Prudential may have in its possession regarding the extent and nature of such casualty. If any such damage or destruction (a) is caused by an insured casualty and (b) would cost less than or equal to Five Million Dollars ($5,000,000.00) to repair or restore, then this Agreement shall remain in full force and effect and REIT OP shall acquire the Property upon the terms and conditions set forth herein. In such event, REIT OP shall receive a credit against the Contribution Price equal to the deductible amount applicable under Prudential's casualty insurance policy (less all reasonable out of pocket costs and expenses, including attorneys' fees and costs, incurred by Prudential as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the "REALIZATION COSTS")), and Prudential shall assign to REIT
                       -----------------
OP all of Prudential's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date by an insured casualty and as a result (i) the cost of repair or restoration would cost more than Five Million Dollars ($5,000,000.00) or (ii) a Major Tenant exercises a right under its Lease to terminate such Lease then, notwithstanding anything to the contrary set forth above in this Section, to the contrary set forth above in this Section, REIT OP shall have the right, at its election, either (i) to terminate this Agreement or
(ii) to proceed to purchase and shall the Property in accordance with the terms of this Agreement. REIT OP shall have thirty (30) days after Prudential notifies REIT OP that a casualty has occurred to make such election by delivery to Prudential of a written election notice (the "ELECTION NOTICE" ) and the
                                              -------- ------
Closing Date shall be extended, if necessary, to provide sufficient time for REIT OP to make such election. The failure by REIT OP to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. In the event that REIT OP does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect and at the Closing, Prudential shall assign to REIT OP all of Prudential's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, REIT OP shall receive a credit against the Contribution Price equal to the deductible amount (less the Realization Costs) under Prudential's casualty insurance policy.

          (b) In the event the Property is damaged or destroyed prior to the Closing Date and such damage or destruction (a) is caused by an uninsured casualty and (b) would cost less than Five Hundred Thousand Dollars ($500,000.00) to repair or restore, then this Agreement shall remain in full force and effect and REIT OP shall acquire the Property upon the terms and conditions set forth herein. In such event, REIT OP shall receive a credit against the Contribution Price equal to the amount required to repair such damage or destruction. In the event the Property is damaged or destroyed prior to the Closing Date by uninsured casualty and the cost of repair or restoration would equal or exceed Five Hundred Thousand Dollars ($500,000.00), then, notwithstanding anything to the contrary set forth above in this Section, REIT OP shall have the right, at its election, either (i) to terminate this Agreement or (ii) proceed to close the Transaction in accordance with the terms of this Agreement. REIT OP shall have thirty (30) days after Prudential notifies REIT OP that an uninsured casualty has occurred to make such election by delivery to Prudential of a written election notice (the "ELECTION NOTICE"). The failure by
                                              ---------------
REIT OP to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. In the event REIT OP does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect and at the Closing REIT OP shall receive a credit against the Purchase Price equal to the amount required to repair such damage or destruction but in no event shall such credit exceed Five Hundred Thousand Dollars ($500,000.00).

      11.3 Insurance.  Prudential shall maintain the property insurance coverage
           ---------
currently in effect for the Property through the Closing Date. Prudential shall not be obligated to assign to REIT OP any insurance policies in connection with the Property at the Closing.

      11.4 Effect of Termination.  If this Agreement is terminated pursuant to
           ---------------------
Section 11.1 or Section 11.2, Prudential shall promptly return the Letter of
------------    ------------
Credit to REIT OP. Upon such return neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

      11.5 Waiver.  The provisions of this Article 11 supersede the provisions
           ------                          ----------
of any applicable statutory or decisional law with respect to the subject matter of this Article 11.
        ----------


                 ARTICLE 12 - ACTIONS PRIOR TO THE CLOSING AND
                            POST-CLOSING COVENANTS

      12.1 Continuation of Management Agreement.  Prior to Closing, Prudential
           ------------------------------------
shall observe and honor its obligations as Owner under the Management Agreement. Between the date hereof and the Closing Date, Prudential shall not enter into any new management agreement, service contract or equipment lease without REIT OP's prior consent, which consent shall not be unreasonably withheld, unless such management agreement, service contract or equipment lease is to survive Closing, in which event, such consent may be withheld in REIT OP's sole judgement. Within ten (10) Business Days following the date of this Agreement, REIT OP shall notify Prudential of those service contracts, vendor contracts, service agreements listed in EXHIBIT V attached hereto and made a part hereof,
                             ---------
and those equipment leases noted in EXHIBIT J attached hereto and made a part
                                    ---------
hereof that it does not desire to assume, and Prudential shall send termination notices of such contracts, agreements and equipment leases at or prior to Closing. In any event the Management Agreement shall terminate as of the Closing Date.

      12.2 Intentionally Omitted.
           ---------------------

      12.3 Exercise of Permit Rights and Transfer of Development Rights.
           ------------------------------------------------------------
Prudential shall continue to operate the Property in accordance with its past practices, including, without limitation, with respect to the maintenance of the Permit Rights and the Development Rights. As set forth above, the only approvals, from a Governmental Entity or otherwise, which are conditions to REIT OP's obligation to consummate the Transaction are (a) the Site Survey Approval, and (b) the Building Code Variance. No amendments to the Permit Rights or the Development Rights nor estoppels will be sought prior to the Closing. Without the prior written consent, and the presence and participation of Prudential, REIT OP shall not contact any employee or other representative of the City of Boston, any City of Boston official any resident or tenant of the Real Property, any member or representative of PruPac or any other Person with respect to the status or nature of the Development Rights, and no estoppels, approvals, amendment or the like relating to future development or redevelopment of the Real Property or any aspect of the Development Rights shall be sought by either party prior to the consummation of the Transaction. However, Prudential and REIT OP shall cooperate with each other and participate in joint discussions to be held at such times and places as are mutually agreeable to Prudential and REIT OP, each acting reasonably, with the City of Boston, the BRA, PruPac and MEPA to discuss the general status and future approval process, timetables and the like, but in no event shall any discussions include the amendment or modification of the existing Development Rights. Nevertheless, Prudential shall maintain the primary and controlling role in such discussions with such parties. Prudential shall not make nor permit any material modifications to the subdivision plan submitted for Site Survey Approval without REIT OP's consent, which consent shall not be unreasonably withheld or delayed.

      12.4 Operations.  Prudential shall cause the Manager to continue to
           ----------
operate the Property in a manner consistent with its current operations and the terms of the Leases and the Management Agreement and will continue to maintain and repair the Improvements and the Equipment in accordance with the existing budgets for the Property. During the period of this Agreement Prudential will not permit or induce the Manager (i) to operate the Property in a manner that is not consistent with the manner by which the Property is operating as of the date of this Agreement or that is not in accordance with the terms of the Management Agreement or (ii) to maintain or repair the Property in a manner that is not in accordance with the existing approved maintenance and repair budgets for the Property.

      12.5 Work in Progress.  Prior to Closing, Prudential shall continue to
           ----------------
perform, and use good faith efforts to complete, the work in progress described in EXHIBIT Y attached hereto and made a part hereof to the extent such work is
   ---------
contemplated to be performed prior to the Closing Date as set forth on EXHIBIT
                                                                       -------
Y.  In the event that the work in progress described in EXHIBIT Y is not
                                                        ---------
completed prior to the Closing, there shall be a review of such work and the payment status of the contracts for such work and at Closing REIT OP shall receive a credit in accordance with Section 5.7 equal to the amount necessary to
                                    -----------
complete such work after the Closing and/or make total payments due under such contracts.

          12.5.1 Tunnel Fireproofing Work in Progress. The parties acknowledge
                 ------------------------------------
that certain Massachusetts Turnpike tunnel fireproofing work described in

EXHIBIT Y, will be completed by Prudential after the Closing Date, pursuant to
---------
the tunnel fireproofing agreement attached hereto as EXHIBIT AA to be entered in
                                                     ----------
to at closing by Prudential and REIT OP (the "TUNNEL FIREPROOFING AGREEMENT").
                                              -----------------------------

                         ARTICLE 13 - LEASING MATTERS

      13.1 New Leases.  After the date of this Agreement, Prudential shall not,
           ----------
without REIT OP's prior written consent in each instance, which consent, subject to the terms of the immediately succeeding sentence, shall not be unreasonably withheld and shall be given or denied, with the reasons for such denial, within five (5) Business Days after receipt by REIT OP of the information referred to in the next sentence, enter into a new lease for space in the Improvements or renew or extend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option contained in such tenant's Lease). After the execution of this Agreement, REIT OP's consent to a new lease of space in the Improvements or a renewal or extension of any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option contained in tenant's Lease) involving (i) 22,000 square feet or more of office space in the Improvements or (ii) 5,000 square feet or more of space in the retail portion of the Improvements, may be granted or withheld by REIT OP in its sole and absolute discretion. Prudential shall furnish REIT OP with all information regarding any proposed new leases, renewals and extensions reasonably necessary to enable REIT OP to make informed decisions. Prudential shall deliver to REIT OP a true and complete copy of each such new lease, renewal and extension agreement, if any, promptly after the execution and delivery thereof. Prudential shall keep accurate records of all of the following types of expenses (collectively, "NEW
                                                                           ---
LEASE EXPENSES") incurred in connection with any new lease for space at the
--------------
Property, or any extension, renewal or expansion of a Lease where such Lease does not provide for its extension, renewal or expansion, entered into on or after the date hereof and approved by REIT OP (each a "NEW LEASE"): (a)
                                                       ---------
brokerage commissions and fees to effect such leasing transaction, (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (c) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (d) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over
(i) with respect to any extension or renewal, the term of such extension or renewal, (ii) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (iii) with respect to any New Lease, the entire initial term of any New Lease, and (e) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Building). At the Closing, REIT OP shall reimburse Prudential for all New Lease Expenses paid or incurred by Prudential after the date hereof and prior to the Closing Date and shall assume Prudential's obligations to pay, when due (whether on a stated due date or accelerated) any such New Lease Expenses unpaid as of the Closing and REIT OP hereby agrees to indemnify and hold Prudential harmless from and against any and all claims for such Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of REIT OP shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying such New Lease Expenses and the payment thereof.

      13.2 Other Lease Activity.  Except as provided in this Section 13.2,
           --------------------                              ------------
without the prior consent of REIT OP, which shall not be unreasonably withheld
(i) no Lease shall be modified or amended except as provided in Section 13.1
                                                                ------------
with respect to extensions, renewals or expansions of Leases and the execution of New Leases, (ii) Prudential shall not consent to any assignment or sublease in connection with any Lease or New Lease and (iii) Prudential shall not remove any tenant under any Lease or New Lease, whether by summary proceedings or otherwise, except by reason of a default of the tenant under the Lease or New Lease. In furtherance of the foregoing, Prudential shall deliver to REIT OP a written notice of each proposed action of the type described in clauses (i) -
(iii) above which Prudential has been asked or proposes to take, stating, if applicable, whether Prudential is willing to consent to such action and setting forth the relevant information therefor. REIT OP shall have five (5) Business Days after delivery to it of such notice and information to determine whether or not to approve such action. If REIT OP shall not give notice of its disapproval of such action within such five (5) Business Day period, REIT OP shall be deemed to have approved such action. If any Lease requires that the landlord's consent be given under the applicable circumstances (or not be unreasonably withheld), then REIT OP shall be deemed ipso facto to have approved such action. Subject
                             ----------
to its reimbursement rights pursuant to Section 13.2, Prudential shall perform
                                        ------------
all of the obligations of the landlord under the Leases and New Leases which under the terms of such Leases and New Leases are required to be performed by the landlord prior to the Closing Date.

      13.3 Lease Enforcement.  Subject to the provisions of Section 13.2 above,
           -----------------                                ------------
prior to the Closing Date, Prudential shall have the right, but not the obligation (except to the extent that Prudential's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease or New Lease, by summary proceedings or otherwise, but may not apply all or any portion of any security deposits then held by Prudential toward any loss or damage incurred by Prudential by reason of any defaults by tenants who are in possession or whose lease is in effect at the Closing.

      13.4 Lease Termination Prior to Closing.  The termination of any Lease or
           ----------------------------------
New Lease or the removal of any tenant by reason of a default by such tenant (by summary proceedings or otherwise) prior to the Closing shall not affect the obligations of REIT OP under this Agreement in any manner or entitle REIT OP to a reduction in, or credit or allowance against, the Contribution Price or give rise to any other claim on the part of Buyer.

      13.5 Lease Expenses.  At Closing, REIT OP shall reimburse Prudential for
           --------------
any and all New Lease Expenses.

      13.6 Movenpick Lease.  Notwithstanding anything to the contrary contained
           ---------------
herein, New Lease Expenses with respect to (i) the new lease for space at the Property entered into by and between Prudential and Richtree U.S., Inc., d/b/a "Movenpick, dated November 20, 1997 (the "MOVENPICK LEASE") and (ii) all
                                          ---------------
amendments to existing Leases entered into prior to or after the date hereof in order to fulfill landlord's obligations under the Movenpick Lease including, without limitation, the amendments to the Leases with the United States Post Office,

The Boston Edison Consumer Center and Back Bay Photo (collectively, the "TENANT
                                                                         ------
RELOCATION AMENDMENTS") shall be allocated between Prudential and REIT OP as
---------------------
set forth in this Section 13.6.  Prudential shall pay all of the New Lease
                  ------------
Expenses associated with the Relocation Amendments. With respect to the Movenpick Lease, Prudential shall pay all of the costs and expenses incurred in order to perform the so-called "Premises Preparation Work" (as such term is described in the Movenpick Lease) in accordance with the terms of the Movenpick Lease, and REIT OP shall be responsible for (i) payment of all of the "Construction Allowance" (as such term is defined in the Movenpick Lease) to the tenant on account of the cost of "Tenant's Work"(as such term is defined in the Movenpick Lease) and related reasonable, third party architect, engineering and design fees in accordance with the terms of the Movenpick Lease, and (ii) one half of the brokerage commission due in connection with the Movenpick Lease, in the amount of One Hundred and Fifty Thousand Dollars ($150,000). Pursuant to the terms of the Movenpick Lease the Construction Allowance shall not exceed Three Million Eight Hundred Thousand Dollars ($3,800,000). All other New Lease Expenses associated with the Movenpick Lease, if any, shall be paid by Prudential.

      13.7 MCI Lease Amendment.  Reference is hereby made to a certain Third
           -------------------
Lease Amendment (to 1986 Lease) by and between Prudential and MCI Telecommunications Corporation (the "MCI AMENDMENT"). Prudential shall pay the
                                     -------------
Tenant Allowance (as such term is defined in the MCI Amendment) in accordance with the terms of the MCI Amendment, up to a maximum amount of twenty dollars ($20) per square foot. REIT OP shall be responsible for the payment of the Tenant Allowance in excess of twenty dollars ($20) per square foot.

                          ARTICLE 14 - MISCELLANEOUS

      14.1 Assignment.
           ----------

          14.1.1 REIT OP's Assignment.  REIT OP shall not assign this Agreement
                 --------------------
or its rights hereunder to any individual or entity without the prior written consent of Prudential, which consent Prudential may grant or withhold in its sole discretion, and any such assignment undertaken without such consent shall be null and void. Notwithstanding the foregoing, REIT OP shall be permitted to assign this Agreement to a single member limited liability company entity which is owned by REIT OP and which is a disregarded entity for federal tax income purposes, provided (a) REIT OP effectuates such assignment in writing prior to the Closing, (b) the assignee assumes the obligations of REIT OP under the terms of this Agreement, and (c) REIT OP remains liable to Prudential under the terms of this Agreement. In the event REIT OP assigns this Agreement or its rights hereunder to a REIT OP Affiliate, REIT OP shall provide written notice of such assignment to Prudential within five (5) Business Days of the execution of such an assignment. Notwithstanding that REIT OP may assign this Agreement to a wholly-owned disregarded entity, subject to the terms of this Section 14.1.1, if, and to the extent, as a result of such an assignment the contribution of the Property to be consummated hereunder is made directly to such wholly-owned disregarded entity, REIT OP and Prudential hereby agree that for all purposes any such contribution shall be deemed to be a contribution to REIT OP in exchange for Units in REIT OP and then a contribution of the Property to such wholly-owned disregarded entity.

          14.1.2 Prudential's Assignment.  Prudential may assign this Agreement
                 -----------------------
and/or its rights and obligations hereunder, without the prior consent of REIT OP, as Prudential deems necessary to complete the Transaction; provided,
                                                               --------
however, that in the event of such an assignment, (a) Prudential effectuates
-------
such assignment in writing prior to the Closing, (b) the assignee assumes the obligations of Prudential under the terms of this Agreement and (c) Prudential remains liable to REIT OP under the terms of this Agreement. In the event Prudential assigns this Agreement or its rights hereunder, Prudential shall provide written notice thereof to REIT OP within five (5) Business Days of the execution of any such assignment.

      14.2 Designation Agreement.  Section 6045(e) of the United States Internal
           ---------------------
Revenue Code and the regulations promulgated thereunder (herein collectively called the "REPORTING REQUIREMENTS") require an information return to be made to
            ----------------------
the United States Internal Revenue Service, and a statement to be furnished to Prudential, in connection with the Transaction. REIT OP's Title Insurer is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

               (a) REIT OP's Title Insurer is hereby designated as the "REPORTING PERSON" (as defined in the Reporting Requirements) for the
     -----------------
     Transaction.  REIT OP's

     Title Insurer shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

               (b) Prudential and REIT OP shall furnish to REIT OP's Title Insurer, in a timely manner, any information requested by REIT OP's Title Insurer and necessary for REIT OP's Title Insurer to perform its duties as Reporting Person for the Transaction.

               (c) REIT OP's Title Insurer hereby requests Prudential to furnish to REIT OP's Title Insurer Prudential's correct taxpayer identification number. Prudential acknowledges that any failure by Prudential to provide REIT OP's Title Insurer with Prudential's correct taxpayer identification number may subject Prudential to civil or criminal penalties imposed by law. Accordingly, Prudential hereby certifies to REIT OP's Title Insurer, under penalties of perjury, that Prudential's correct taxpayer identification number is 22-1211670.

               (d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

      14.3 Survival/Merger.  Except for the provisions of this Agreement which
           ---------------
are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Prudential and the acceptance thereof by REIT OP shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of REIT OP and Prudential to be performed hereunder.

      14.4 Integration; Waiver.  This Agreement, together with the Schedules and
           -------------------
Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements (including, without limitation, the Letter of Intent), understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

      14.5 Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the law of the Commonwealth of Massachusetts.

      14.6 Captions Not Binding; Schedules and Exhibits.  The captions in this
           --------------------------------------------
Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

      14.7 Binding Effect.  This Agreement shall be binding upon and shall inure
           --------------
to the benefit of the parties hereto and their respective successors and permitted assigns.

      14.8 Severability.  If any term or provision of this Agreement or the
           ------------
application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      14.9 Notices.  Any notice, request, demand, consent, approval and other
           -------
communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) on the date evidenced as the day on which delivery was made or rejected on the return receipt of any by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below, or by telecopy on the date shown on the receiving party's confirmation thereof, unless such telecopy is received after 2:00 p.m., in which case the date of delivery shall be the next succeeding Business Day. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO REIT OP:

          Boston Properties Limited Partnership
          c/o Boston Properties, Inc.
          8 Arlington Street
          Boston, MA 02116
          Attention:  Edward H. Linde
          Telephone:  (617) 859-2626
          Telecopy:   (617) 536-4233

     WITH COPIES TO:

          Boston Properties Limited Partnership
          c/o Boston Properties, Inc.
          8 Arlington Street
          Boston, MA 02116
          Attention:  Frederick J. DeAngelis, Esq.
          Telephone:  (617) 859-2633
          Telecopy:   (617) 536-4562

     AND TO:

          Goulston & Storrs, P.C.

          400 Atlantic Avenue
          Boston, MA 02110-3333
          Attention:  Alan W. Rottenberg, Esq.
          Telephone:  (617) 574-4080
          Telecopy:   (617) 574-4112

          and

          Goulston & Storrs, P.C.
          400 Atlantic Avenue
          Boston, MA 02110-3333
          Attention:  Steven R. Astrove, Esq.
          Telephone:  (617) 574-4007
          Telecopy:   (617) 574-6595

IF TO PRUDENTIAL:

          THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
          c/o The Prudential Realty Group
          8 Campus Drive, 4th Floor
          Arbor Circle South
          Parsippany, New Jersey  07054
          Attention: Brian P. Murphy
          Telephone:  (973) 734-1335
          Telecopy:   (973) 734-1472

WITH A COPIES TO:

          THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
          c/o The Prudential Realty Group
          8 Campus Drive, 4th Floor
          Arbor Circle South
          Parsippany, New Jersey 07054-4493
          Attention: John C. Kelly, Esq. Regional Counsel
          Telephone: (973) 734-1345
          Telecopy: (973) 734-1478
AND

          GOODWIN, PROCTER & HOAR LLP
          Exchange Place
          53 State Street
          Boston, Massachusetts 02109
          Attention: Joseph W. Haley, P.C.
          Telephone: (617) 570-1440

          Telecopy: (617) 227-8591

      14.10 Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

      14.11 No Recordation.  Prudential and REIT OP each agrees that neither
            --------------
this Agreement nor any memorandum or notice hereof shall be recorded and REIT OP agrees (a) not to file any notice of pendency or other instrument (other than a judgment or lis pendens filed by REIT OP in connection with REIT OP's enforcement of its rights hereunder) against any of the Property or any portion thereof in connection herewith and (b) to indemnify Prudential against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Prudential by reason of the filing by REIT OP of such notice of pendency or other instrument.

      14.12 Additional Agreements; Further Assurances. Subject to the terms and
            -----------------------------------------
conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the
                                               --------  -------
execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

      14.13 Construction.  The parties acknowledge that each party and its
            ------------
counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

      14.14 ERISA.  To satisfy compliance with ERISA, REIT OP represents and
            -----
warrants to Prudential that, as of the date hereof and as of the Closing Date:

            (a) REIT OP's rights under this Agreement do not, and upon its acquisition by REIT OP the Property shall not, constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, because one or more of the following circumstances is true:

               (i) All equity interests in REIT OP are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); or

               (ii) Less than twenty-five (25%) percent of each class of equity interests in REIT OP are held by "benefit plan investors" within the meaning of, and determined in accordance with 29 C.F.R. Section 2510.3-101(f)(2); or

               (iii) REIT OP qualifies as an "operating company", "venture capital operating company", or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e).

            (b) REIT OP is not a "governmental plan" within the meaning of
     Section 3(32) of ERISA and the execution of this Agreement and the purchase of the Property by REIT OP is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

REIT OP hereby agrees to execute such documents or provide such information as Prudential may require in connection with the Transaction or to otherwise assure Prudential that: (i) the Transaction is not a prohibited transaction under ERISA, (ii) that REIT OP's participation in the Transaction is otherwise in full compliance with ERISA and (iii) that Prudential is not in violation of ERISA by virtue of REIT OP's compliance with this Agreement and by closing the Transaction. Prudential shall not be obligated to consummate the Transaction unless and until the Transaction complies with ERISA and Prudential is satisfied that the Transaction complies in all respects with ERISA. The obligations of REIT OP under this section shall survive the Closing and shall not be merged therein.

      14.15 WAIVER OF TRIAL BY JURY.  REIT OP AND PRUDENTIAL HEREBY WAIVE, TO
            -----------------------
THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY REIT OP OF PRUDENTIAL, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH RIGHT OR CLAIM RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY DOCUMENTATION RELATED THERETO, OR ANY ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT. THIS WAIVER HAS BEEN AGREED TO AFTER CONSULTATION WITH LEGAL COUNSEL SELECTED BY REIT OP AND PRUDENTIAL.

This Waiver is agreed to:     REIT OP's Initials                  (  )
                              Prudential's Initials               (  )


        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.


                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                              By: /s/ David A. Rafzmanat
                                   Name: David A. Rafzmanat
                                   Its:  Vice President
                                   Date: 5/7/98



                    BOSTON PROPERTIES LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP


                              By:  Boston Properties, Inc. a Delaware
                                   corporation, its sole general partner


                                   By: /s/ Douglas Linde
                                         Name: Douglas Linde
                                         Its:  Vice President
                                         Date: 4/7/98